Registration No. 333-126288

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lifeline Therapeutics, Inc.
(Name of small business issuer in its charter)

Colorado	6770	84-1097796
(State or Jurisdiction of Incorporation or	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
organization)	Classification Code Number)

6400 South Fiddler’s Green Circle
Suite 1970
Englewood, Colorado 80111
(720) 488-1711
(Address and telephone number of principal executive offices)

Stephen K. Onody
Chief Executive Officer
6400 South Fiddler’s Green Circle
Suite 1970
Englewood, Colorado 80111
(720) 488-1711
(Name, address and telephone number of agent for service)

Copy of all communications to:
Alan Talesnick, Esq.
Jon S. Ploetz, Esq.
Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
(303) 830-1776

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, Series A,
$0.001 par value per
share	6,322,001	$ 9.60	$ 60,691,210	Previously Paid
Common Stock, Series A,
underlying Bridge	1,592,032	9.60	15,283,507	Previously Paid
Warrants
Common Stock, Series A,
underlying Unit	4,000,016	9.60	38,400,154	Previously Paid
Warrants
Common Stock, Series A,
underlying Placement	409,281	9.60	3,929,098	Previously Paid
Agent Warrants
TOTAL	12,323,330			Previously Paid

(1)

In addition to any securities that may be registered hereunder, we are also registering an indeterminable number of additional shares of our common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, that may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling stockholders.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the bid and ask prices for the Registrant’s common stock as reported on the OTC Bulletin Board on June 28, 2005.

(3)	A registration statement fee of $13,925 was previously submitted with the Company’s Registration Statement on Form SB-2 filed on June 30, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

ii

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither the selling security holders nor we are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2006

PROSPECTUS

LIFELINE THERAPEUTICS, INC.

12,323,330 SHARES OF CLASS A COMMON STOCK

     This prospectus relates to the sale by certain stockholders of Lifeline Therapeutics, Inc. of up to 12,323,330 shares of our Class A common stock $0.001 par value per share. The shares of our Class A common stock covered hereby include 6,322,001 shares held by the selling stockholders named in this prospectus, and shares that may be issued to, and transferred by, the selling stockholders upon exercise of 2,001,313 of our warrants to purchase Class A common stock for a price of $2.00 per share and 4,000,016 of our warrants to purchase Class A common stock for $2.50 per share.

     Our common stock is quoted on the OTC Bulletin Board under the symbol “LFLT.” On January 3, 2006 the closing bid and ask prices for one share of our common stock were $1.95 and $2.00, respectively, as reported by the OTC Bulletin Board website. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Lifeline Therapeutics, Inc. manufactures Protandim®.

______________________

     These securities are speculative and involve a high degree of risk. You should consider carefully the “Risk Factors” beginning on Page 4 of this prospectus before making a decision to purchase our stock.

______________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is ________, 2006

     Lifeline Therapeutics, Inc. has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in Lifeline Therapeutics, Inc.‘s condition since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies.

ii

PROSPECTUS SUMMARY

     This summary presents selected information from this Prospectus. You should carefully read this entire Prospectus and the documents to which the Prospectus refers in order to understand this offering. See “Additional Information.”

Lifeline Therapeutics, Inc.

     Lifeline Therapeutics, Inc. (“Lifeline Therapeutics” or the “Company”) was formed under Colorado law in June 1988 under the name “Andraplex Corporation.” We amended our name to “Yaak River Resources, Inc.” in January 1992 and to Lifeline Therapeutics, Inc. in October 2004. Our principal place of business is 6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111, telephone (720) 478-1711, fax (720) 488-1722, or email at info@Protandim.com. Our website is www.lifelinetherapeutics.com. Lifeline Therapeutics and its officers, directors, and significant shareholders, file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Capitalization. As a result of the Reorganization (described below), we have a complex equity capital structure. This is summarized in the following table as of November 30, 2005.

Pro-Forma Fully Diluted Shares as of November 30, 2005
Series A Common Stock (1)	22,117,992
Series B Common Stock (2)	0
Preferred Stock (3)	0
Bridge Warrants issued
exercisable at $2.00 per
share (4)	1,592,032
Unit Warrants issued
exercisable at $2.50 per
share (4)	4,000,016
Placement Agent Warrants
issued exercisable at $2.00
per share (4)	409,281
Compensatory Services	1,092,196

Total Issued and Outstanding
Series A Shares assuming
all options and warrants
are exercised	29,211,517

1.

The Series A Common Stock is entitled to vote. When we use the term “Common Stock” in this Prospectus, we intend to refer only to the Series A Common Stock. There are 250,000,000 shares of Series A Common Stock authorized. See “Description of Securities,” below.

2.	The Series B Common Stock is not entitled to vote. There are 250,000,000 shares of Series B Common Stock authorized and no shares outstanding. See “Description of Securities,” below.
3.	There are 50,000,000 shares of preferred stock authorized and no shares outstanding. See “Description of Securities,” below.
4.	These warrants expire April 18, 2008, unless exercised. We cannot offer any assurance that any warrants will be exercised.

     Reorganization. On October 26, 2004, we completed a reorganization by which we acquired approximately 81% of the outstanding common stock of Lifeline Nutraceuticals Corporation (“Lifeline Nutraceuticals”), a privately-held Colorado corporation that was formed in July 2003 (the “Reorganization”). In the Reorganization:

o

We issued 15,385,110 shares of our Common Stock (representing about 94% of our outstanding Common Stock after the Reorganization) to eleven persons in exchange for their ownership interest in Lifeline Nutraceuticals.

o	We agreed to exchange $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals.

o	We agreed to exchange $559,000 in new promissory notes for a like amount of bridge loan note obligations of Lifeline Nutraceuticals.

     Subsequent Activities. In March 2005, we completed the acquisition of the remaining minority shareholder interest in Lifeline Nutraceuticals by issuing to that person (Michael Barber) 1,000,000 shares of the Company's Common Stock. Mr. Barber also entered into a covenant not to compete with us for which we paid $250,000.

     After the completion of the Reorganization, we raised additional capital through the issuance of bridge warrants to accredited investors. As a result of commitments made to the holders of the bridge warrants, on April 18, 2005, we issued to them warrants to purchase 1,592,032 shares of Common Stock (“Bridge Warrants”), which are exercisable at $2.00 per share through April 18, 2008.

     We conducted a private placement of our securities in March through May 2005. In that placement, we issued units to accredited investors for cash and exchange of bridge loan notes. Each unit consisted of 10,000 shares of our Common Stock and a warrant (“Unit Warrant”) to purchase 10,000 shares of our Common Stock for $2.50, exercisable through April 18, 2008. After deducting commissions of $498,563 paid to Keating Securities, LLC (“Keating Securities”), a $75,000 non-accountable expense allowance paid to Keating Securities, and a fee to the escrow agent, we received net proceeds of approximately $4,400,000. In that private placement:

o

We issued 1,507,202 shares of our Common Stock and an equal number of Unit Warrants to satisfy a majority of the principal and interest obligations, $3,014,404, to holders of outstanding bridge loan notes (“Bridge Notes”) issued by Lifeline Nutraceuticals before, and by Lifeline Therapeutics after, the Reorganization;

o	We issued 2,492,814 shares of our Common Stock and an equal number of Unit Warrants to persons who invested a total of $4,985,627 in cash; and

o

We issued warrants to purchase 404,281 shares of our Common Stock to Keating Securities and warrants to purchase 5,000 shares of our Common Stock to The Scott Group, our placement agents, exercisable at $2.00 per share through April 18, 2008 (the Placement Agent Warrants”).

     We used $170,733 of the net proceeds from this offering for repayment of the Bridge Notes that were not converted in the private placement ($160,000 in principal and $10,733 interest), approximately $278,400 for costs associated with the Bridge Warrant offering, and $140,000 for a finder’s fee to The Scott Group.

     We also issued 536,081 shares of our Common Stock to satisfy principal and interest obligations to holders of $240,000 of new promissory notes issued in the Reorganization.

Our Business

     We developed our product, Protandim®, a proprietary blend of ingredients that has (through studies on animals and humans) demonstrated the ability to enhance SOD in brain, liver, and blood, the primary battlefields for oxidative stress. Protandim® is marketed as a “dietary supplement” as defined in Section 3 of the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), codified as ss. 201(ff) of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) (21 U.S.C. ss. 321(ff)). The name Protandim® is derived from: “promoting the tandem” co-regulation of two of the body’s anti-oxidant enzymes (SOD and CAT). Protandim® and the related intellectual property are owned by our subsidiary Lifeline Nutraceuticals.

     One of the paradoxes of life is that the molecule that sustains aerobic life, oxygen, is not only fundamentally essential for energy metabolism and respiration, but it causes many diseases and degenerative conditions. “Oxidative stress” is widely believed to play a key role in the aging process and the body’s defenses against oxidative stress and free radicals decrease with age, resulting in numerous age-related ailments and diseases.

     Oxidative stress results from the fact that we breathe air and utilize oxygen to generate energy. Unfortunately, a small percentage of the oxygen we utilize generates toxic “oxygen free radicals” that damage the cells and tissues of the human body and consequently negatively impact our general health. Oxidative stress refers to the cellular and tissue damage caused by chemically reactive oxygen radicals formed as a natural consequence of cellular metabolism. These reactive oxygen species (ROS) and free radicals can be elevated under a wide variety of conditions, including radiation, UV light, smoking, excessive alcohol consumption, certain medical conditions such as neurodegenerative diseases and diabetes, and advancing age.

     Elevated ROS levels inflict structural damage to nucleic acid, lipid and carbohydrate and protein components of cells, thereby directly contributing to or exacerbating tissue dysfunction, disease and age-related debilitation. Normally, cellular anti-oxidant enzymes serve to inactivate ROS and maintain their levels at those compatible with normal cell function. Important among these enzymes are Superoxide Dismutase (SOD) and Catalase (CAT). However, the levels of these protective anti-oxidant enzymes decrease with age and are also reduced in a number of disease conditions.

     SOD is the body’s most effective natural anti-oxidant. SOD works in conjunction with CAT, and under some circumstances the balance may be important. A by-product of SOD's potent anti-oxidant activity is Hydrogen Peroxide, a dangerous substance that needs to be subsequently converted into water and oxygen by CAT. Together, these three enzymes constitute the first line of defense and repair for the body. Scientists have long realized that increasing our levels of SOD and CAT is the key to fighting oxidative stress, disease and aging.

     Current SOD and CAT oral supplements can neither:

1.	be absorbed; nor

2.	work in conjunction with each other in one safe, orally-available pill.

The Offering

     Lifeline Therapeutics is not offering any securities pursuant to this Prospectus. The selling security holders named below (see “The Selling Security Holders”) are offering the following:

o	6,322,001 shares of our Common Stock currently held by the Selling Security Holders;

o	1,592,032 shares of our Common Stock underlying our outstanding Bridge Warrants;

o	4,000,016 shares of our Common Stock underlying our outstanding Unit Warrants; and

o	409,281 shares of our Common Stock underlying our outstanding Placement Agent Warrants.

     Each of the foregoing was or will be issued as a “restricted security” as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The exercise of the warrants is not included in this Prospectus. Holders may exercise the warrants only pursuant to an exemption from registration under the Securities Act of 1933 and applicable state law, if an exemption is available.

     We will not receive any proceeds from the sale of common stock by the Selling Security Holders pursuant to this prospectus.

A Note About Forward-Looking Statements

     In our effort to make the information in this Prospectus more meaningful, this Prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the respective meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Prospectus reflect the current expectations of our management concerning future results and events.

     The forward-looking statements are not statements of historical fact, but may use such terms as “may,” “expects to” and other terms denoting future possibilities. Forward-looking statements include, but are not limited to, those statements relating to our future development, development of our intellectual property or products we expect to be developed from our intellectual property, financial condition, and our ability to acquire the additional financing necessary to undertake business operations as contemplated in this Prospectus. The accuracy of these and other statements in this Prospectus cannot be guaranteed as they are subject to a variety of risks which are beyond our ability to predict or control; these “Risk Factors” and the other factors described in this Prospectus and information incorporated by reference may cause actual results to differ materially from our estimates contained in this Prospectus or in the documents incorporated by reference herein.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this Prospectus. In addition to the factors discussed under “Risk Factors,” the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this Prospectus:

•	our working capital shortage, which has been aggravated by additional research, development, and marketing expenses necessary to expand our existing and new business lines;

•	demand for, and acceptance of, our materials;

•	changes in development, distribution, and supply relationships;

•	the impact of competitive products and technologies and no assurance as to the validity of our intellectual property rights;

•	dependence on future product development;

•	the possibility of future customer concentration;

•	our dependence on key personnel;

•	the volatility of our stock price and the potential adverse impact on our market which may be caused by future sales of restricted securities;

•	the possibility of environmental violations relating to our business activities and products; and

•	the impact of new technologies.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this Prospectus. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements in this Prospectus are made only as of the date of this Prospectus and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected anticipated events, objectives, goals or other planned or desired results will occur or otherwise be achieved.

RISK FACTORS

     You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. The risks described below are those we currently believe may materially affect us. The future development of Lifeline Therapeutics and its technology is and will continue to be dependent upon a number of factors. You should consider the following information as well as the more detailed information concerning Lifeline Therapeutics and its subsidiary contained elsewhere in this Prospectus. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment.

Risk Factors Relating to the Company, its Lack of Operations, and its Financial Condition

The Company has a lack of operating history and lack of revenues from operations.

     We did not generate any significant revenues until the last four months of fiscal 2005. For the fiscal years ended June 30, 2004 and 2005 we generated revenues of $0 and $2,353,795, respectively. Although Lifeline Nutraceuticals incorporated in July 2003, and even though we have expended in excess of $4,400,000 on research and development activities and overhead expenses since July 2003, we do not have any significant operating history. We commenced sales of our only product Protandim® in February 2005, and for the fiscal year ended June 30, 2005 we incurred a net loss of $5,822,397. For the first quarter ended September 30, 2005, we generated revenues of $2,964,591 and recorded a net income of $80,315. We believe that the circumstances exist that will provide sufficient working capital to meet our cash requirements through June 30, 2006.

There is no assurance that we will be successful in expanding our operations and, if successful, managing our future growth.

     As a result of the funds available from the completion of our recent private placement of Common Stock, we will substantially increase the scale of our operations. This increase in scale and expansion of our operations will result in higher operating costs. If we are unable to generate revenues that are sufficient to cover our increased costs, our results of operations will be materially and adversely affected. In addition, we may experience periods of rapid growth, including increased staffing levels. Any such growth will place a substantial strain on our management, operational, financial and other resources, and we will need to train, motivate and manage employees, as well as attract sales, technical, and other professionals. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives would have a material adverse effect on our business, financial condition and results of operations.

Government regulators and regulations could adversely affect our business.

     The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale of our product, as well as other dietary supplements, are subject to regulation by a number of federal, state, and local agencies, including but not limited to the Federal Food and Drug Administration (FDA) and the Federal Trade Commission (FTC). These agencies have a variety of procedures and enforcement remedies available to them, including but not limited to:

o	Initiating investigations;
o	Issuing warning letters and cease and desist orders;
o	Demanding recalls;
o	Initiating adverse publicity;
o	Requiring corrective labeling or advertising;
o	Requiring consumer redress and/or disgorgement;
o	Seeking injunctive relief or product seizures;
o	Initiating judicial actions; and
o	Imposing civil penalties or commencing criminal prosecution.

Federal and state agencies have in the past used these types of remedies in regulating participants in the dietary supplement industry, including the imposition by federal agencies of monetary redress in the millions of dollars. In addition, adverse publicity related to dietary supplements may result in increased regulatory scrutiny, as well as the initiation of private lawsuits.

     Our failure to comply with applicable laws could subject us to severe legal sanctions that could have a material adverse effect on our business and results of operations. Specific action taken against us could result in a material adverse effect on our business and results of operations. Additionally, a state could interpret claims presumptively valid under federal law as illegal under that state’s regulations.

Future laws or regulations may hinder or prohibit the production or sale of our products.

     We may be subject to additional laws or regulations in the future, such as those administered by the FDA, FTC, or other federal, state, or local regulatory authorities. Laws or regulations that we consider favorable, such as the DSHEA, may be modified or repealed. Current laws or regulations may be interpreted more stringently. We are unable to predict the nature of such future laws, regulations or interpretations, nor can we predict what effect they may have on our business. Possible effects or requirements could include, but are not limited to, the following:

o	The reformulation of products to meet new standards;
o	Additional ingredient restrictions;
o	Additional claim restrictions;
o	The recall or discontinuance of products unable to be reformulated;
o	Imposition of additional good manufacturing practices and/or record keeping requirements;
o	Expanded documentation of the properties of products; and
o	Expanded or different labeling, or scientific substantiation.

Any such requirements could have material adverse effects on our business or results of operations.

Unfavorable publicity could materially hurt our business and the value of your investment.

     We are highly dependent upon consumers’ perceptions of the safety and quality of our products, as well as products distributed by other companies. Future scientific research or publicity may not be favorable to our industry or any particular product, or consistent with earlier research or publicity. Future reports or research that are perceived less favorably or that question such earlier research could have a material adverse effect on use. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our product or any similar products distributed by other companies could have a material adverse impact on us. Such adverse publicity could arise even if the adverse effects associated with such products resulted from failure to consume such products as directed. In addition, we may be unable to counter the effects of negative publicity concerning the efficacy of our product. Adverse publicity could also increase product liability exposure.

We are and will continue to be subject to the risk of investigatory and enforcement action by the FTC, which could have a negative impact upon the price of our stock.

     We will always be subject to the risk of investigatory and enforcement action by the FTC based on our advertising claims and marketing practices. The FTC routinely reviews product advertising, including websites, to identify significant questionable advertising claims and practices. The FTC has brought many actions against dietary supplement companies based upon allegations that applicable advertising claims or practices were deceptive and/or not substantiated. If the FTC initiates an investigation, the FTC can initiate pre-complaint discovery that may be nonpublic in nature. Such an investigation: (i) may be very expensive to defend, (ii) may be lengthy, and (iii) may result in an adverse ruling by a court, administrative law judge, or in a publicly disclosed consent decree.

Worsening economic conditions may adversely affect our business.

     The demand for dietary supplements tends to be sensitive to consumers’ disposable incomes and therefore a decline in general economic conditions may lead to our consumers having less discretionary income with which to purchase such products. This could cause a reduction in our projected revenues and have a material adverse effect on operating results.

Our business is susceptible to product liability claims, which could adversely affect our working capital, shareholders’ equity and profitability.

     The manufacture and sale of any product for human consumption raises the risk of product liability claims if a customer alleges an adverse reaction after using the product. These claims may derive from the product itself or a contaminant found in the product from the manufacturing, packaging, or sales process. Even with the product liability/completed operations insurance we have obtained, there will be a risk that insurance will not cover completely or would fail to cover a claim, in which case we may not have the financial resources to satisfy such claims, and the payment of claims would require us to use funds that are otherwise needed to conduct our business and make our products.

We have no manufacturing capabilities and we are dependent upon other companies to manufacture our product.

     We are dependent upon our relationship with an independent manufacturer to fulfill our product needs. We currently only use one manufacturer for the manufacturing process for our product. Our ability to market and sell our product requires that the product be manufactured in commercial quantities and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to manufacture our product at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturer is unable for any reason to fulfill our requirements, or seeks to impose unfavorable terms, we will have to seek out other contract manufacturers. While we believe there are other manufacturers available to meet our requirements, a change could result in us having to obtain additional raw materials and testing a new manufacturer’s quality control standards. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of product, and in other areas through their control of the manufacturing process.

Our manufacturing is dependent on our ability to continue to obtain sufficient raw materials.

     Our only product, Protandim®¸ contains five raw materials, one of which is in limited availability. While we believe that we have a sufficient amount of this raw material in order to meet our current manufacturing needs, if we are unable to obtain additional amounts of this raw material we may not be able to manufacture Protandim® as it is currently formulated.

We have a risk of environmental liabilities due to our past operations and property ownership.

     Because of our prior ownership of mining properties in Montana and residential lots near the mining town of Victor, Colorado, there is a risk that a governmental agency or a private individual may assert liability against us for violation of environmental laws.

Risks Related to Intellectual Property and Obsolescence

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

     We have attempted to protect Protandim® through a combination of trade secrets, confidentiality agreements, patents and other contractual provisions. Our technology is covered by three U.S. utility patent applications on file in the U.S. Patent and Trademark Office. A Patent Cooperation Treaty (PCT) International Patent Application is also on file. These patent applications claim the benefit of priority of seven U.S. provisional patent applications. Even considering our existing patents and any others that we may apply for, patents only provide a limited protection against infringement, and patent infringement suits are complex, expensive, and not always successful. William Driscoll and Paul Myhill, the original inventors, have assigned all patent filings to Lifeline Nutraceuticals and the assignment has been filed with the United States Patent and Trademark Office.

If we do not continue to innovate and provide products that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

     Scientists, research institutions, and commercial institutions are making advances and improvements in nutritional supplements and issues relating to oxidative stress and aging very quickly both domestically and internationally. It is possible that future developments may occur, and these developments may render Protandim® non-competitive. We believe that our future success will depend in large part upon our ability to develop, to commercialize, and to market products that address issues relating to aging and oxidative stress, and to anticipate successfully or to respond to technological changes in manufacturing processes on a cost-effective and timely basis. We cannot guarantee that our continuing development efforts will be successful. In the future, we may face substantial competition, and we may not be able to compete successfully against present or future competitors.

If we are unable to protect our proprietary information against unauthorized use by others, our competitive position could be harmed.

     Our proprietary information is critically important to our competitive position and is a significant aspect of the products and services we provide. We generally enter into confidentiality or non-compete agreements with most of our employees and consultants, and control access to, and distribution of, our documentation and other proprietary information. Despite these precautions, these strategies may not be adequate to prevent misappropriation of our proprietary information. Therefore, we could be required to expend significant amounts to defend our rights to proprietary information in the future if a breach were to occur.

Risk Factors Relating to our Common Stock

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

     At the time of effectiveness of the registration statement, the number of shares of our Common Stock eligible to be immediately sold in the market will increase approximately from 990,373 to 13,313,703. If the selling security holders sell significant amounts of our stock, our stock price could drop. Even a perception by the market that selling security holders will sell in large amounts after the registration statement is effective could place significant downward pressure on our stock price.

     In addition to the 13,313,703 shares described above, as of November 30, 2005, approximately 14,800,000 shares of Common Stock held by existing stockholders constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act. All of these shares are eligible for trading under Rule 144, except that pursuant to Rule 144, a stockholder owning more than one percent of the total outstanding shares cannot sell, during any 90-day period, restricted securities constituting more than one percent of the Company’s total outstanding shares.

Our management and larger stockholders exercise significant control over our Company and may approve or take actions that may be adverse to your interests.

     As of September 30, 2005, our named executive officers, directors and 5% stockholders beneficially owned approximately 64% of our voting power. For the foreseeable future, to the extent that our current stockholders vote all their shares in the same manner, they will be able to exercise control over many matters requiring approval by the board of directors or our stockholders. As a result, they will be able to:

o	Control the composition of our board of directors;
o	Control our management and policies;
o	Determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders; and
o	Act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

Our common stock could be classified as penny stock and is extremely illiquid, so investors may not be able to sell as much stock as they want at prevailing market prices.

     Our Common Stock is subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC Regulations generally define a penny stock to be an equity security that is not traded on the NASDAQ Stock Market and has a market price of less than $5.00 per share. Depending upon our stock price, we may be included within the SEC Rule 3a-51 definition of a penny stock and have our common stock considered to be a “penny stock,” with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market. Our common stock will not be considered “penny stock” if our net tangible assets exceed $5,000,000 or our average revenue is at least $6,000,000 for the previous three years.

The average daily trading volume of our Common Stock on the over-the-counter market was approximately 24,000 shares per day over the three months ended June 30, 2005. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices.

USE OF PROCEEDS

     We will not receive proceeds from the sale of shares under this prospectus by the selling security holders.

DILUTION

     We are not selling any Common Stock in this offering. The selling security holders are current stockholders of Lifeline Therapeutics. As such, there is no dilution resulting from the Common Stock to be sold in this offering.

SELLING SECURITY HOLDERS

     The securities are being offered by the named selling security holders below. The table below assumes the immediate exercise of all warrants to purchase Common Stock, without regard to other factors that may determine whether such rights of conversion or purchase are exercised. These factors include but are not limited to the other rights associated with the terms of the warrant agreements, whether there is a specific exemption to registration under federal and state securities laws for the exercise, and the specific exercise price of the securities held by each selling security holder and its relation to the market price.

     The selling security holders may from time to time offer and sell pursuant to this prospectus up to an aggregate of 6,322,001 shares of our Common Stock now owned by them, 1,592,032 shares of Common Stock issuable to them upon the exercise, at $2.00 per share, of the Bridge Warrants, 409,281 shares of Common Stock issuable to them upon the exercise, at $2.00 per share, of the Placement Agent Warrants, and 4,000,016 shares of Common Stock issuable to them upon the exercise, at $2.50 per share, of the Unit Warrants. Of the 6,322,001 shares of our Common Stock currently held by the selling security holders, (i) one selling security holder acquired 1,000,000 shares of Common Stock in connection with the Reorganization, (ii) one selling security holder acquired 500,000 shares of Common Stock as grants of Common Stock, (iii) eight selling security holders acquired 245,734 shares of Common Stock pursuant to Assignments and Stock Powers with Mr. Driscoll, the Company’s former President, CEO, and director, and (iv) the remaining selling security holders acquired 4,576,267 shares of Common Stock pursuant to the private placements discussed herein. The selling security holders may, from time to time, offer and sell any or all of the shares that are registered under this prospectus, although they are not obligated to do so.

     We do not know when or in what amounts the selling security holders may offer the shares described in this Prospectus for sale. The selling security holders may decide not to exercise any warrants or sell any of the shares that this Prospectus covers. Because the selling security holders may offer all or some of the shares pursuant to this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the selling security holders will hold after completion of the offering, we cannot estimate the number of the shares that the selling security holders will hold after completion of the offering. However, for purposes of the following tables, we have assumed that, after completion of the offering, the selling security holders will hold none of the securities that this Prospectus covers.

     The following table sets forth, to the Company’s best knowledge and belief, with respect to the selling security holders:

o	the number of shares of common stock beneficially owned as of November 30, 2005 and prior to the offering contemplated hereby,

o	the number of shares of common stock eligible for resale and to be offered by each selling security holder pursuant to this prospectus,

o	the number of shares owned by each selling security holder after the offering contemplated hereby, assuming that all shares eligible for resale pursuant to this prospectus actually are sold,

o	the percentage of shares of common stock beneficially owned by each selling security holder after the offering contemplated hereby, and

o

in notes to the table, additional information concerning the selling security holders, including any NASD affiliations and any relationships, excluding non-executive employee and other non-material relationships, that a selling security holder had during the past three years with the registrant or any of its predecessors or affiliates.

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Aaseby, Joel	75,765	75,765	--	0%
Anderson, Charles R. & Stacy J	15,000	15,000	--	0%
Andrews, Jeff L. (1)	40,000	40,000	--	0%
Arrington, G. William	20,000	20,000	--	0%
Atlis Accredited Capital (51)	27,021	27,021	--	0%
Bansali, Abe	39,360	39,360	--	0%
Barber, Michael	1,000,000	1,000,000	--	0%
Barish, Michael S	100,000	100,000	--	0%
Bartoletti, Andy	10,000	10,000	--	0%
Bartoletti, Mike	5,000	5,000	--	0%
Bates, Timothy G. & Lisa G	92,099	92,099	--	0%
Baz, Javier W. (2)	1,010,725	990,725	20,000	0%
Beard, William J. & R. Jean,
CO-TTEES, FBO
William J. & R. Jean Beard
UA DTD 07/24/81(31)	120,000	120,000	--	0%
Beeman Insurance Agency Inc.(32)	10,000	10,000	--	0%
Boatright, Mark	10,000	10,000	--	0%
Botti, John	25,000	25,000	--	0%
Bradley, John	210,850	10,000	200,850	1%
Britton, Joseph C	20,000	20,000	--	0%
Brown, Robert	10,000	10,000	--	0%
Brown, David H	10,000	10,000	--	0%
Campbell, Delores	15,493	15,493	--	0%
Card, Allyce M	30,510	30,510	--	0%
Charles, David	5,000	5,000	--	0%
Childers, Robert L	50,000	50,000	--	0%
Cohen, Robert L. (3)	20,000	20,000	--	0%
Colleran, Timothy P	54,973	54,973	--	0%
Conn, Michael L	80,816	80,816	--	0%
Coors, Joe Jr. (4)	100,000	100,000	--	0%
Crapo, James D. &
Kathleen D. (5)	50,000	50,000	--	0%

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Dannhausen, Norma J	39,525	39,525	--	0%
Dartois, Leon B	30,495	30,495	--	0%
Datsopolous, Joan	25,000	25,000	--	0%
Datsopoulos, Milton	152,877	152,877	--	0%
De La Rosa, Carlos	30,000	30,000	--	0%
Dean, David J. & Luane I	76,275	76,275	--	0%
Dexter, John	20,000	20,000	--	0%
Dihle, Joshua	6,661	6,661	--	0%
Dihle, Kelsey	6,661	6,661	--	0%
Dillon, Jack C	53,292	53,292	--	0%
Dimaio, Michael	20,000	20,000	--	0%
Disesa, William & Julie	20,000	20,000	--	0%
Brad Dobski, Revocable Trust(33)	5,000	5,000	--	0%
Donnelley II, Elliot	32,723	32,723	--	0%
Donnelly, Lloyd	5,000	5,000	--	0%
Douglas, Donald R	4,000	4,000	--	0%
Sterling Trust Company
Cust F.B.O. Donald
Richard Douglas
IRA	6,000	6,000	--	0%
Erigero, Gregory J	40,000	40,000	--	0%
Martin Samuel & Mary C
Favero CO-TTEE, Favero
Family Trust DTD
06/02/98	30,510	30,510	--	0%
Carol Stolpe & Walter Featherly	10,000	10,000	--	0%
Ferber, Valerie	10,000	10,000	--	0%
Francis, Nicholas D	50,000	50,000	--	0%
G2 Holding Corporation (6)	25,000	25,000	--	0%
Gadola, Larry P. &
Christine L	20,000	20,000	--	0%
GERDZ Investment Limited
Partnership RLLLP(34)	30,561	30,561	--	0%
GGV Investors LLC(35)	45,792	45,792	--	0%
Gibson, James H	30,594	30,594	--	0%
Goldberg, Marvin	5,000	5,000	--	0%
Goldstein, Joel & Elaine	25,000	25,000	--	0%
Grandfield, Jay & Amanda(7)	35,000	35,000	--	0%
Grash, David A.	50,000	50,000	--	0%
Gugino, Girard A	25,243	25,243	--	0%
Hadley, Barbara	115,589	115,589	--	0%
Hallmark, B. Douglas & Marie	20,000	20,000	--	0%
Hammond, Theodore A. & Carol J	39,330	39,330	--	0%
Harlow, Thomas E	38,139	38,139	--	0%
Harris, David	10,000	10,000	--	0%

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Harutunian, Alfred	25,000	25,000	--	0%
Pensco Trust Company
Custodian FBO Kenneth
D. Haxby	50,000	50,000	--	0%
Hazelet, John	25,000	25,000	--	0%
Hazelet, Robert P	62,884	62,884	--	0%
Hazelet, Robert P. Jr	30,000	30,000	--	0%
He, Song (8)	5,000	5,000	--	0%
Hendrickson, Mark	25,000	25,000	--	0%
Hendrickson, Mark & Celeste	39,609	39,609	--	0%
Pensco Trust Company
Custodian F.B.O. “Mark
Hendrickson - Roth IRA”	60,906	60,906	--	0%
Hendrickson, Robert L	20,000	20,000	--	0%
Hipsher, Michael	54,255	54,255	--	0%
Hollis, Stephen H	25,000	25,000	--	0%
Hopper, Richard M	20,000	20,000	--	0%
Hornecker, Greg	61,020	61,020	--	0%
Iseman, Andrew J. &
Shelly D. (9)	50,000	50,000	--	0%
Jaro, Sara J	206,899	206,899	--	0%
Juarez, Ben (10)	60,000	60,000	--	0%
JW Holdings Corporation(36)	5,000	5,000	--	0%
Kacludis, Dean	10,000	10,000	--	0%
Keating, Michael J. (8)	10,000	10,000	--	0%
Keating, Timothy J. (8)	100,000	100,000	--	0%
Kerstien, Tom	7,617	7,617	--	0%
Fiserv ISS & CO
FBO Michael Kieler(37)	10,000	10,000	--	0%
Kirkham, Brian	100,000	100,000	--	0%
Koustas, Gus J	20,000	20,000	--	0%
Koustas, Nicholas	20,000	20,000	--	0%
Kovacich, John D	5,000	5,000	--	0%
Kuney, John R	20,000	20,000	--	0%
Lapidus, Robert & Donna Lapidus	20,000	20,000	--	0%
Larson, Kenneth (13)	38,529	38,529	--	0%
Laskowski, Joe	10,000	10,000	--	0%
Lewand, Chris	25,000	25,000	--	0%
Lewis, Dorothy M	45,000	45,000	--	0%
Lewis, Martha	30,000	30,000	--	0%
Lewis, Paul W	40,543	40,543	--	0%
Lifeline Orphan Foundation(50)	500,000	500,000	--	0%
Lippa, David	20,000	20,000	--	0%
Lucas, Robert C	25,000	25,000	--	0%
Lyday, Carl (10)	10,000	10,000	--	0%
Madison, H. Reed(14)	105,133	105,133	--	0%
Sterling Trust Company,
Custodian FBO Harold
Reed Madison (14)	20,000	20,000	--	0%
Madison, Ralph P	20,000	20,000	--	0%
Manovich, Dave	130,537	130,537	--	0%
Manrique, Hernando	25,000	25,000	--	0%

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Mara, William	20,000	20,000	--	0%
Martin, Robert	10,000	10,000	--	0%
Masta, Michelle A. & David D	39,546	39,546	--	0%
May, Roger P	20,000	20,000	--	0%
McGregor, Daniel	176,879	176,879	--	0%
Pensco Trust Co Cust
FBO “Daniel B. McGregor-
Roth IRA”	51,740	51,740	--	0%
McIntyre, Dr. James F	20,000	20,000	--	0%
McLeod, Bill	10,000	10,000	--	0%
McLuckie, Tracy & David(15)	20,000	20,000	--	0%
Menk Family Investments, LLC(38)	10,000	10,000	--	0%
MGL Holding LLC	25,000	25,000	--	0%
Millennium Connection, LLC(40)	5,000	5,000	--	0%
Miller, Andrew	10,000	10,000	--	0%
Mills, Michael J	304,770	304,770	--	0%
Mista, Paul	105,282	105,282	--	0%
Mitchell, Michael P	30,543	30,543	--	0%
Mlinarski, Dan (10)	10,000	10,000	--	0%
Moyle, Heather (10)	15,000	15,000	--	0%
Murphy, Eve (10)	8,034	8,034	--	0%
Nelson, Sally & Kevin Nelson	371,846	50,486	321,360	1%
Ossello, Guy J	20,000	20,000	--	0%
Ossello’s of Butte Profit
Sharing Trust, FBO Guy J
Ossello, Guy J. Ossello
Trustee, DTD 1974	60,000	60,000	--	0%
Ossello, Jack L	30,543	30,543	--	0%
Ossello, Mark	10,000	10,000	--	0%
Sterling Trust Company,
Custodian FBO Steve Ossello (16)	30,000	30,000	--	0%
James Dascalos & Steve Ossello
Tenants in Common (16)	30,477	30,477	--	0%
Ossello, Steven J.(16)	97,906	97,906	--	0%
Paoli, David R	20,000	20,000	--	0%
Parish, Beth	10,000	10,000	--	0%
Perkins, Daniel S. & Patrice M. (17)	50,000	50,000	--	0%
Peterson, Jerry	20,000	20,000	--	0%
Peterson, Phillip C. (18)	39,822	39,822	--	0%
Peterson, William F. & Nancy E	252,262	252,262	--	0%
Pettit, C. Alan & Karen M	40,000	40,000	--	0%
Pihl, Jo & Doug (19)	20,000	20,000	--	0%
Pogue, Mike & Deborah	20,000	20,000	--	0%

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Pollack, Walter & Barbara	20,000	20,000	--	0%
Pool, Thomas A	5,000	5,000	--	0%
Potter, David H. & Lise B	20,000	20,000	--	0%
Pyramid Partners, LP (20)	100,000	100,000	--	0%
Race Place Investments
Corporation, LLC (21)	50,000	50,000	--	0%
Ranieri, Rose	5,000	5,000	--	0%
Ridgway, Hugh Randolph	10,000	10,000	--	0%
Rocky Mountain Pulmonary &
Critical Care Profit Sharing
Plan F.B.O. Robert J. Lapidus(54)	38,181	38,181	--	0%
Rogers, Kyle L. (8)	25,000	25,000	--	0%
Salinas, Melissa D. (8)	1,015	1,015	--	0%
Samuel, Don (10)	7,700	7,700	--	0%
Leah Kaplan-Samuels & Leonard
Samuels JTWROS	250,000	250,000	--	0%
Santana Partners, LLC(41)	10,000	10,000	--	0%
Sauber, Gregory G	20,000	20,000	--	0%
Savage, Marshall	5,000	5,000	--	0%
Trust Management, Inc Cust FBO
Molly M Scharig, IRA (22)	2,000	2,000	--	0%
Trust Management, Inc Cust FBO
Terry D Scharig, IRA (22)	3,000	3,000	--	0%
Scheffler, Kelly L.	20,000	20,000	--	0%
Schmitz, Jeffrey	25,000	25,000	--	0%
Schmitz, Richard V. (23)	25,000	25,000	--	0%
Schweiger, Frederic M. (8)	15,000	15,000	--	0%
Scott, Stephen (24)	2,500	2,500	--	0%
Severance, H. Leigh(25)	1,013,275	1,013,275	--	0%
Severance, Sharon(53)	15,231	15,231	--	0%
Seymour, Eugene H	100,000	100,000	--	0%
Shader, Scott & Anna	10,000	10,000	--	0%
Shatwell, G. Kenneth	7,629	7,629	--	0%
Shazam Stocks, Inc.(42)	50,000	50,000	--	0%
Simonson, Gerry	10,000	10,000	--	0%
Skalkowski, Steven M. (10)	110,000	110,000	--	0%
Solly, Pamela A. (8)	1,000	1,000	--	0%
Stegemoeller, Sarah	20,000	20,000	--	0%
Pensco Trust Company
Custodian F.B.O. “Carol
H. Streets Roth IRA”(26)	131,448	131,448	--	0%

Selling security holders(A)	Number of Shares of Common Stock Owned Before Offering(B)	Number of Shares To Be Offered(C)	Number of Shares Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Streets, Daniel (26)	2,092,143	83,643	2,008,500	9%
Pensco Trust Company
Custodian F.B.O. “Jeffrey
A. Streets IRA”	93,009	93,009	--	0%	-
Strohmeier & Associates Profit
Sharing Plan - Luis M
Strohmeier (27)	25,000	25,000	--	0%
Stonedahl, Dale	39,330	39,330	--	0%
Taft, Alex(28)	10,000	10,000	--	0%
Tafoya, Duane H	39,984	39,984	--	0%
Tafoya, Gerald W	39,984	39,984	--	0%
Talesnick, Alan(29)	50,000	50,000	--	0%
Thompson, Jack R	152,877	152,877	--	0%
Timberman, Si	5,000	5,000	--	0%
Toscani, Luca (8)	50,000	50,000	--	0%
Toy, Thomas C	10,000	10,000	--	0%
Ulland, William	38,109	38,109	--	0%
Uncompagre Enterprises, Ltd.(43)	10,000	10,000	--	0%
Vicis Capital Master Fund(44)	100,000	100,000	--	0%
Wallace Family Partnership(45)	50,000	50,000	--	0%
Walters, William & Julie	39,483	39,483	--	0%
Weiner, Lili	30,000	30,000	--	0%
Weiner, Norton D	311,530	311,530	--	0%
Werner, Greg (10)	25,000	25,000	--	0%
Wexler, Richard (24)	154,762	154,762	--	0%
White Sand Investor Group LP(46)	154,504	154,504	--	0%
WMS Enterprises(52)	11,690	11,690	--	0%
Wood, George F	252,715	252,715	--	0%
Wood, George Tod	50,000	50,000	--	0%
Wrolstad, Carol	10,000	10,000	--	0%
Wrolstad, Christopher(30)	79,680	79,680	--	0%
UBS Financial Services Inc.
Cust FBO Christopher S
Wrolstad SEP IRA (30)	25,000	25,000	--	0%
W & O Enterprises, LLC(47)	91,800	91,800	--	0%
YT2K, Inc.(48)	20,000	20,000	--	0%
Zindel Enterprises LLLP(49)	30,000	30,000	--	0%

Total	14,874,040	12,323,330	2,550,710	9%

(A)

  It is our understanding that any selling security holder that is an affiliate of a broker-dealer purchased the securities offered hereunder in the ordinary course of business, and at the time of the purchase, had no agreements or understanding to distribute the securities.

(B)	Includes shares underlying warrants held by the selling security holder that are covered by this prospectus.
(C)

  The number of shares of common stock to be sold assumes that the selling security holder elects to sell all the shares of common stock held by the selling security holder that are covered by this prospectus.

(1)	NASD member, affiliated with Keating Securities
(2)	Director of Lifeline Therapeutics, NASD member, affiliated with TCW Securities.
(3)	Affiliated with Truenorth Securities, Inc.
(4)	Affiliated with J. Scott Securities.
(5)	Mr. Crapo is a director of Lifeline Therapeutics.
(6)	Affiliated with Legent Clearing LLC. Guy A. Gibson, CEO, and Michael J. McCloskey, EVP, have voting and investment control over these shares.
(7)	Mr. Grandfield is a registered representative for American Express.
(8)	Affiliated with Keating Securities.
(9)	Mr. Iseman is affiliated with Janus Distributors LLC.
(10)	Acquired securities included in this Prospectus pursuant to Assignment and Stock Power with Mr. Driscoll, the Company’s former President, CEO, and director.
(13)	Registered representative and Vice President - Investments with RBC Dain Rauscher.
(14)	Registered representative for Keating Securities.
(15)	Ms. McLuckie is a registered representative for Kirlin Securities.
(16)	Mr. Ossello is a NASD member, affiliated with Keating Securities. Mr. Ossello also provides the Company with investment banking services.
(17)	Mr. Perkins is a registered representative for Askar Corp.
(18)	Registered representative for Morgan Stanley.
(19)	Ms. Pihl is a registered representative for Feltl & Co.
(20)	Mr. Perkins, president of Pyramid Partners, LP, is a registered representative for Askar Corp. R.W. Perkins, managing partner, has voting and investment control over these shares.
(21)	Mr. Krejci, director of the Company, is the manager and majority interest holder in Race Place Investments Corporation, LLC and has voting and investment control over these shares.
(22)	Mr. Scharig is a NASD member.
(23)	Affiliated with First Matrix Investment, Inc.
(24)	Affiliated with The Scott Group.
(25)	Director of Lifeline Therapeutics.
(26)	Daniel Streets is a former director and employee of Lifeline Therapeutics. Carol H. Streets is the wife of Daniel Streets.
(27)	NASD member, registered representative for AXA Advisors, LLC.
(28)	Financial advisor for UBS Financial Services Inc.
(29)	Partner at Patton Boggs LLP, our legal counsel.
(30)	Registered representative for Keating Securities.
(31)	William J. Beard and R. Jean Beard, trustees, have voting and investment control over the shares.
(32)	Dean Kacludis has voting and investment control over the shares.
(33)	Brad Dobski, grantor and trustee, has voting and investment control over the shares.
(34)	Robert J. Zappa, general partner, has voting and investment control over the shares.
(35)	John Van Heuvelen, manager, has voting and investment control over the shares. Mr. Van Heuvelen is a director of Lifeline Therapeutics.
(36)	James H. Watson, Jr., president and owner, has voting and investment control over the shares.
(37)	Michael Kieler, individual retirement account holder, has voting and investment control over the shares.
(38)	Thomas A. Menk and Lori A. Menk, managers, have voting and investment control over the shares.
(39)	Marlo M. Covo and N. Gabriel Tolchensky, principals, have voting and investment control over the shares.
(40)	Patrick Mitchell, managing partner, has voting and investment control over the shares.
(41)	Anthony M. Giordano and Danny E. Strand, managing members, have voting and investment control over the shares.
(42)	Ken Weiner, president, has voting and investment control over the shares.
(43)	Caron Harte, secretary and treasurer, has voting and investment control over the shares.
(44)	Richard Han, portfolio manager, and Shad Stastney, and John Succo, managing directors, have voting and investment control over the shares.
(45)	James B. Wallace, general partner, has voting and investment control over the shares.
(46)

Elliott Donnelly II, president, Owen M. Donnelly, treasurer, and Marshall S. Donnelly, secretary, officers of The White Sand Investment Corp., general partner, have voting and investment control over the shares.

(47)	Chris Wrolstad and Steve Ossello, managers, have voting and investment control over the shares.
(48)	Richard Muller, CEO, has voting and investment control over the shares.
(49)	Stephen Walko and Joni Walko have voting and investment control over the shares.
(50)	Paul Myhill, trustee, has voting and investment control over the shares. Mr. Myhill is an employee of Lifeline Therapeutics.
(51)	Gordon Dihle has voting and investment control over the shares.
(52)	Reed Madison, Chris Wrolstad, and Steve Ossello have voting and investment control over the shares.
(53)	Wife of H. Leigh Severance, a director of Lifeline Therapeutics.
(54)	Robert J. Lapidus, Dennis Clifford, Philip; Emrie, & Anthony Mannina are trustees.

PLAN OF DISTRIBUTION

     Each of the selling security holders and any of their pledges, assignees, and successors-in-interest may, from time to time, offer and sell the shares of Common Stock included in this Prospectus. Holders of warrants may exercise those warrants only pursuant to an exemption from registration if an exemption is available at the time. Once exercised, the shares of Common Stock underlying the warrants may be sold pursuant to the terms of this Prospectus. To the extent required, we may amend and supplement this Prospectus from time to time to describe a specific plan of distribution.

     Each selling security holder has advised us that he, she, or it will act independently in making decisions with respect to the timing, manner, and size of each sale. Each selling security holder has advised us that he, she or it may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling security holders have advised us that they may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

o	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

o	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o	an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board; and

o	in privately negotiated transactions.

     In connection with distributions of the shares or otherwise, the selling security holders have advised us that each may:

o	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

o	sell the shares short and redeliver the shares to close out such short positions;

o	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares that this Prospectus offers, which they may in turn resell; and

o	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

     In addition, the selling security holders may sell any shares that qualify for sale pursuant to Rule 144, rather than pursuant to this Prospectus.

     In effecting sales, broker-dealers or agents that the selling security holders engage may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts that the parties may negotiate immediately prior to the sale. However, under the NASD rules and regulations, such broker-dealers may not receive a commission or discount in excess of 8% for the sale of any securities registered hereunder. Keating Securities (or its affiliates) may execute transactions for the sale of the securities offered by the Prospectus on behalf of any selling security holder, however the Company is not aware of any current arrangement between Keating Securities and any selling security holder. To the extent that Keating Securities executes any transactions on behalf of any selling security holder, it may be deemed to be an underwriter.

     In offering shares that this Prospectus covers, the selling security holders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling security holders, may qualify as "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. Any profits that the selling security holders realize, and the compensation that they pay to any broker-dealer, may qualify as underwriting discounts and commissions.

     In order to comply with the securities laws of some states, the selling security holders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the selling security holders may sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling security holder complies with the exemption.

     We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this Prospectus available to the selling security holders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

     At the time a selling security holder makes a particular offer of shares we will, if required, file a post-effective amendment to the registration statement covering those shares and/or distribute a Prospectus supplement that will set forth:

o	the number of shares that the selling security holder is offering;

o	the terms of the offering, including the name of any underwriter, dealer or agent;

o	the purchase price paid by any underwriter;

o	any discount, commission and other underwriter compensation;

o	any discount, commission or concession allowed or reallowed or paid to any dealer; and

o	the proposed selling price to the public.

     We have agreed to indemnify the selling security holders against claims and losses due to material misstatements or omissions made by us (and not by the selling security holders) in this Prospectus. Each of the selling security holders has agreed to indemnify us against claims and losses due to material misstatements or omissions made by them.

BUSINESS

     Because we want to provide you with more meaningful and useful information, this Prospectus contains certain “forward-looking statements” (as that term is defined in section 21E of the Securities Exchange Act of 1934, as amended). These statements reflect our current expectations regarding our possible future results of operations, performance, and achievements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     Wherever possible, we have tried to identify these forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” and similar expressions. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause our actual results, performance, or achievements to differ materially from those expressed in, or implied by, such statements. We have described these risks, uncertainties and contingencies under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition or Plan of Operation.”

     We have no obligation to update or revise any such forward-looking statements in order to reflect events or circumstances occurring after the date of this report.

Overview of Lifeline Therapeutics and Lifeline Nutraceuticals

     Lifeline Therapeutics. Lifeline Therapeutics, Inc. was formed under Colorado law in June 1988 under the name “Andraplex Corporation.” We amended our name to “Yaak River Resources, Inc.” in January 1992 and to Lifeline Therapeutics, Inc. in October 2004. Our principal place of business is at Suite 1970, 6400 South Fiddler's Green Circle, Englewood, CO 80111, telephone (720) 478-1711, fax (720) 488-1722. The reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 by Lifeline Therapeutics and its officers, directors, and significant shareholders are available for review on the SEC's EDGAR website at www.sec.gov.

     The Reorganization. Prior to October 26, 2004, our only asset for a number of years had been 91 undeveloped residential lots in the town of Lawrence, Colorado, which is near Victor, Colorado. On October 26, 2004, the undeveloped residential lots were carried in our financial statements at a value of approximately $25,000. On November 10, 2004 we executed a quit claim deed to this property to Donald Smith, one of our shareholders, in exchange for Mr. Smith’s forgiveness of approximately $20,000 that we owed to Donald Smith, and we recorded a loss on disposition of approximately $5,000. Mr. Smith also assumed any environmental liability related to the residential lots.

     On October 26, 2004, we acquired approximately 81% of the outstanding common stock of Lifeline Nutraceuticals, a privately-held Colorado corporation that was formed in July 2003. In this Reorganization:

o

  We issued 15,385,110 shares of our Series A Common Stock (representing about 94% of our outstanding common stock after the reorganization) to eleven persons in exchange for their ownership interest in Lifeline Nutraceuticals.

o	We agreed to exchange $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals.

o	We agreed to exchange $559,000 in new promissory notes for a like amount of bridge loan note obligations of Lifeline Nutraceuticals.

     As a result of the Reorganization described above, Lifeline Therapeutics owned 81% of the outstanding common stock of Lifeline Nutraceuticals. Subsequent to the Reorganization, in March 2005 we completed the acquisition of the remaining minority shareholder interest in Lifeline Nutraceuticals. Lifeline Nutraceuticals owns and has developed the intellectual property that has resulted in the development of Protandim®.

     Our Business Model. The primary operational components of our business are outsourced to companies that we believe possess a high degree of professionalism and achievement in their particular field of endeavor. One advantage of outsourcing we hope to achieve is a more direct correlation of the costs we incur to our level of product sales versus the relatively fixed costs of building our own infrastructure to accomplish these same tasks. Another advantage of this structure is to minimize our commitment of resources to the human capital required to successfully manage these operational components. Outsourcing also provides additional capacity without significant advance notice and often at an incremental price lower than the unit prices for the base service.

     Product Overview. We developed our product, Protandim®, a proprietary blend of ingredients that has (through studies on animals and humans) demonstrated the ability to enhance SOD in brain, liver, and blood, the primary battlefields for oxidative stress. Protandim® is marketed as a ‘dietary supplement” as defined in Section 3 of the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), codified as § 201(ff) of the Federal Food, Drug, and Cosmetic Act (“FFDCA”) (21 U.S.C. § 321(ff)). The name Protandim® is derived from: “promoting the tandem” co-regulation of two of the body’s anti-oxidant enzymes (SOD and CAT). Protandim® and the related intellectual property are owned by our subsidiary Lifeline Nutraceuticals.

     Oxidative stress results from the fact that we breathe air and utilize oxygen to generate energy. Unfortunately a small percentage of the oxygen we utilize generates toxic “oxygen free radicals” that damage the cells and tissues of the human body and consequently negatively impact our general health. Oxidative stress refers to the cellular and tissue damage caused by chemically reactive oxygen radicals formed as a natural consequence of cellular metabolism. These reactive oxygen species (ROS) and free radicals can be elevated under a wide variety of conditions, including radiation, UV light, smoking, excessive alcohol consumption, certain medical conditions such as neurodegenerative diseases and diabetes, and advancing age.

     Elevated ROS levels inflict structural damage to nucleic acid, lipid and carbohydrate and protein components of cells, thereby directly contributing to or exacerbating tissue dysfunction, disease and age-related debilitation. Normally, cellular anti-oxidant enzymes serve to inactivate ROS and maintain their levels at those compatible with normal cell function. Important among these enzymes are Superoxide Dismutase (SOD) and Catalase (CAT). However, the levels of these protective anti-oxidant enzymes decrease with age and are also reduced in a number of disease conditions.

     SOD is the body’s most effective natural anti-oxidant. SOD works in conjunction with CAT, and under some circumstances the balance may be important. A by-product of SOD’s potent anti-oxidant activity is Hydrogen Peroxide, a dangerous substance that needs to be subsequently converted into water and oxygen by CAT. Together, these three enzymes constitute the first line of defense and repair for the body. Scientists have long realized that increasing our levels of SOD and CAT is the key to fighting oxidative stress, disease and aging.

     Current SOD and CAT oral supplements can neither:

o be absorbed; nor
o work in conjunction with each other in one safe, orally-available pill.

     We have retained The Chemins Company of Colorado Springs, Colorado (“Chemins”) to produce Protandim® under a contract manufacturing agreement dated January 17, 2005. This agreement with Chemins has a continuous term, but may be terminated by either party upon 90 days written notice. There are three stages to this contract:

o	In the first stage, Chemins ordered and received the raw materials required for one million bottles of Protandim®.

o	In the second stage, we paid Chemins to acquire bottling and packaging materials and to commence manufacturing 500,000 bottles of Protandim®.

o

Presently Chemins is delivering product to us based on our purchase orders and additional payments. Through June 30, 2005, Chemins had delivered 108,000 bottles of Protandim® to our fulfillment center.

Through June 30, 2005 we have paid Chemins approximately $1,200,000 for the above delivered bottles, which includes the deposit for the purchase of raw and packaging materials for a total of one million bottles of Protandim®.

     Chemins has significant experience in manufacturing dietary supplements. Its plant complies with the cGMP (current good manufacturing practices) for foods in general. Currently there are no specific cGMPs for dietary supplements.

     We currently accept orders for Protandim® through our website (www.protandim.com) and through a call center utilizing a toll-free number (1-8PROTANDIM or 1-877-682-6346). The toll-free number is answered by Convergys, Inc. (“Convergys”), with which we have contracted to provide call center services. Convergys will answer sales calls for us on an around-the-clock basis. Orders are shipped from United Parcel Service (“UPS”), our fulfillment center. UPS offers package tracking by toll-free number or online so that our customers or our customer service department can determine the disposition of a shipment of any product that was not received by the customer.

     Customer service calls to another toll-free number (1-877-488-1711) will be answered in our offices in Englewood, Colorado. It is our desire to hear from our customers directly, especially concerning issues they may have with our product or questions that may be more technical in nature than those to which we want the call center to respond. Our employees are available to respond to our customers’ needs, answer questions, track packages, provide refunds, if necessary, and process sales orders.

     Subsequent to June 30, 2005, we have also begun selling Protandim® in retail stores. As of September 30, 2005 there has been no material change in the financial results of the Company attributable to this method of distribution.

The Scientific Platform

What does Protandim® do?

     Protandim® is designed to induce your body to produce more of its own catalytic anti-oxidants, and to decrease the process of lipid peroxidation, an indicator of oxidative stress. Each component of Protandim® has been selected on its ability to meet these criteria. Low, safe doses of each component ensure that unwanted additional effects that might be associated with one or another of the components are not seen with the formulation.

Results of the Pre-Clinical Test in Mice with Protandim-RD

     Brief Summary: Four groups of mice were supplemented with a research formulation of Protandim® (Protandim-RD) containing eight components. The mice received either control diet, or diet supplemented with the anticipated human dosage, three times, or ten times that amount. After 23 days, the mice showed a dose-dependent increase in SOD in red blood cells of that amount, up to 25% and in liver of up to 45%.

     More importantly, lipid peroxidation (as measured by thiobarbituric acid reactive substances, (“TBARS”)) decreased in a dose-dependent fashion by up to 75% in plasma, by up to 66% in liver, and by up to 97% in the brain. TBARS measures the oxidation of lipids included in cell membranes. Oxidation of the cell membrane is one of the indicia of the aging process.

     Conclusion: We believe that this study is consistent with the thesis that Protandim® can significantly reduce oxidative stress in young healthy animals.

Results of a Human Study with Protandim®

     Brief Summary: Twenty-nine normal, healthy human subjects ranging in age from 20 to 78 received the final formulation of Protandim®, now containing five components (one capsule, 675 mg daily, for 30 days). Blood was drawn for analysis at day 0 and again at day 30. Some of the subjects took no other anti-oxidant supplements, while others continued to take vitamin C and/or vitamin E and/or multivitamins they had been taking before they enrolled in the study.

     Lipid peroxidation in the plasma was measured by TBARS. After 30 days of Protandim® supplementation, plasma TBARS declined significantly, more so in the older subjects (about 69%) than in the younger subjects (about 30%). The age-dependent increase seen prior to supplementation was no longer present. The average TBARS concentration decreased to 0.95 micromolar, a level that one would expect to see in a 15 year old.

     Red blood cells analyzed for SOD, CAT, and the anti-oxidant uric acid showed a small increase in SOD of 6% (not statistically significant), but showed a substantial increase in CAT of 29 ± 7%. Uric acid increased by 7.3 ± 3%.

     Conclusion: We believe that this study is consistent with the thesis that Protandim can reduce oxidative stress in healthy humans as they age, and that the reduction may be significant. Based on the studies to date, there is evidence that lipid peroxidation decreases as a result of human use of Protandim® supplements. Although there can be no assurance, we believe that the significant increases of the anti-oxidant enzymes (SOD in mice, and CAT in humans) apparent after only 30 days suggest that the operative mechanism is increased scavenging of reactive oxygen intermediates by the body’s native anti-oxidant enzymes. The modest but significant increase in serum urate is consistent with this mechanism.

The Global Dietary Supplement Market

     According to the Nutrition Business Journal, the worldwide supplement market is over $60 billion as reflected in the following chart:

Global Dietary Supplement Market 2003
(Retail Sales in Billions of U.S. Dollars)

Area or Region	Vitamins & Minerals	Herbals & Botanicals	Sports & Specialty	TOTALS
United States	8,410	4,200	7,210	19,820
Western Europe	5,900	6,220	2,970	15,090
Japan	4,220	2,900	2,960	10,080
Canada	580	400	330	1,310
China	1,900	2,400	600	4,900
Rest of Asia	1,360	1,760	1,040	4,160
Latin America	800	310	360	1,470
Australia/New	600	360	340	1,300
Zealand
Russia/Eastern	500	290	450	1,240
Europe
Middle East/Africa	440	220	160	820

TOTALS	24,710	19,060	16,420	60,190

Source: Nutrition Business Journal, “Supplement Business Report,” 2004

Target Market

     Our primary target market for Protandim® is the Baby Boomer generation, with elderly populations running a close second. We have begun marketing Protandim® in the United States in media targeted toward these age groups. Specific targeted messages also will be tested (and hopefully expanded) within younger market segments. Demographically, the more specific initial segments within these age categories would include higher-educated, higher-income individuals that already espouse a healthy lifestyle and have some attributes of wellness consumers. With increased awareness and media support, the demographic appeal should broaden to more mainstream consumers and persons within lower socio-economic strata.

Competition

     Although we believe that Protandim® reflects a unique approach in the nutraceutical industry, there are a number of products that are potential competitors to Protandim®.

     Vitamin C, vitamin E, Coenzyme Q-10 and other sources of exogenous anti-oxidants are often considered competitors of Protandim®. However, we believe that these substances should not be considered as competitors because they are oxygen radical scavengers and are not enzymatic. Our research indicates that Protandim® generates intra-cellular anti-oxidants, such as SOD and CAT, within the cells of the body. Oxygen is consumed by the mitochondria and this is where oxidative stress is at its worst. We believe that the body's internal anti-oxidant enzymes, produced at homeostatic levels provide a better defense against oxidative stress than exogenous sources of anti-oxidants.

     There are many companies that are performing research into anti-oxidants, and these companies are intensely competitive. At least one entity is currently marketing a product that is a direct competitor to Protandim® and it is highly likely that one or more additional entities will develop, or purchase or license from another third party, competitive products along the lines of our focus. Thus, we expect that we will be subject to significant competition that will intensify as these markets develop.

     Many of our actual and potential competitors have longer operating histories and possess greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than have we. Competition with companies of this nature could materially adversely affect our business, operating results or financial condition. As a result, we anticipate that we will be competing for customers with other companies potentially offering products and services that may have greater name recognition, more proprietary products, and a larger existing customer base.

Product Liability and Other Insurance

     We have acquired product liability insurance for our Protandim® product. We have also obtained commercial property and liability coverages as well as directors’ and officers’ liability insurance.

Intellectual Property, Patents, and Royalty Agreements

     Protandim® is a proprietary, patent-pending formulation for the purpose of enhancing SOD and CAT. The patent applications protecting this formulation are listed below and have been assigned to Lifeline Nutraceuticals.

     We have taken, and will continue to take, an aggressive approach in protecting our intellectual property or license rights through patent protection and competent legal advice regarding contractual involvements. Although the primary purpose of our intellectual property is to deter competition, it also may provide a potential revenue source through licenses. We are pursuing barriers to market entry by competitors as well as strong brand identity through the following activities with respect to our intellectual property:

     Our technology is covered by three U.S. utility patent applications on file in the U.S. Patent and Trademark Office. A Patent Cooperation Treaty (PCT) International Patent Application is also on file. These patent applications claim the benefit of priority of the seven U.S. provisional patent applications listed below and are directed to compositions and methods for alleviating inflammation and oxidative stress in a subject. The earliest filing date for this family is March 23, 2004. If issued, the expected term is through March 23, 2025 assuming there are no term extensions. These patent applications include:

U.S. Provisional Patent Applications

o	U.S. Application Serial Number 60/555,802, filed on March 23, 2004 (expired);

o	U.S. Application Serial Number 60/590,528, filed on July 23, 2004 (expired);

o	U.S. Application Serial Number 60/604,638, filed on August 26, 2004 (expired);

o	U.S. Application Serial Number 60/607,648, filed on September 7, 2004 (expired);

o	U.S. Application Serial Number 60/610,749, filed on September 17, 2004 (expired);

*

Provisional Patents expire when actual filing of Application occurs, or within 12 months, whichever occurs first. All expirations above were filed within the 12 months resulting in no forfeiture of either Priority Date or rights to Intellectual Property.

o	U.S. Application Serial Number 60/643,754, filed on January 13, 2005; and

o	U.S. Application Serial Number 60/646,707, filed on January 25, 2005.

U.S. Utility Patent Applications

o	U.S. Application Serial Number 11/088,323, filed on March 23, 2005 and claiming the benefit of priority to all the above-referenced U.S. provisional patent applications.

o

U.S. Application Serial Number 11/216,313, filed on August 31, 2005 and claiming the benefit of priority of U.S. Application Serial Number 11/088,323, filed on March 23, 2005 as well as all the above-referenced U.S. provisional patent applications.

o

U.S. Application Serial Number 11/216,514, filed on August 31, 2005 and claiming the benefit of priority of U.S. Application Serial Number 11/088,323, filed on March 23, 2005 as well as all the above-referenced U.S. provisional patent applications.

We do not anticipate final grant or denial of the above-referenced U.S. utility applications prior to April 2007.

PCT International Patent Applications

o

PCT Application Serial Number PCT/US2005/009783, filed on March 23, 2005 and claiming the benefit of priority to all the above-referenced U.S. provisional patent applications. This application is scheduled for National Phase filing on or before September 23, 2006.

     Trademark. We have trademark protection of the PROTANDIM® trademark in the U.S. We have applied for protection of the PROTANDIM® trademark in Canada, Japan and European Community. PROTANDIM® is listed on the Principal Register of the U.S. Trademark Office as U.S. Reg. No. 2,999,080. Common law rights are also in force. We do not anticipate the final grant or denial of the Canadian and European Community applications for PROTANDIM® prior to July 2007. We do not anticipate the final grant or denial of the Japanese applications for PROTANDIM® prior to February 2006.

Governmental Approval and Regulations

     The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale of Protandim® are subject to regulation by federal agencies, including the FDA, the FTC, and also by various federal, state and local agencies. In particular, although the Company is not currently required to obtain FDA approval to sell Protandim®, the FDA, pursuant to the FFDCA, which includes the Dietary Supplement Health and Education Act (DSHEA), primarily regulates the formulation, manufacturing, packaging, and labeling of the product, while the FTC primarily regulates the advertising and marketing of the product.

     Depending on whether a potential product is a cosmetic, a dietary supplement, or a drug, different regulatory requirements are required by the FDA prior to the marketing, distribution, and sale of a product. The FFDCA has been amended several times with respect to dietary supplements, in particular by the DSHEA. The DSHEA established a new framework governing the composition and labeling of dietary supplements. With respect to composition, the DSHEA defined "dietary supplements" as including vitamins, minerals, herbs, other botanicals, amino acids, and other dietary substances for human use to supplement the diet, as well as concentrates, constituents, extracts, or combinations of such dietary ingredients. Under the DSHEA, a dietary supplement that contains a new dietary ingredient (defined as a dietary ingredient not marketed in the United States before October 15, 1994, Protandim® does not include a new dietary ingredient) must have a history of use or other evidence of safety establishing that it is reasonably expected to be safe. The manufacturer must notify the FDA at least 75 days before marketing products containing new dietary ingredients and provide the FDA with the information upon which the manufacturer based its conclusion that the product has a reasonable expectation of safety. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredient, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients.

     The DSHEA permits “statements of nutritional support” to be included in labeling for dietary supplements without FDA pre-approval. Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect the structure, function or well-being (but may not state that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease unless such claim has been reviewed and approved by the FDA). A company that uses a statement of nutritional support in labeling must possess evidence substantiating that the statement is truthful and not misleading. There can be no assurance that the FDA will not determine that a particular statement of nutritional support that a company wants to use is an unacceptable claim or an unauthorized version of a “health claim.” Such a determination might prevent a company from using the claim.

     The DSHEA also provides that certain “third-party literature,” (e.g. a reprint of a peer-reviewed scientific publication) may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. Such literature must, among other requirements, not be false or misleading; the literature may not promote a particular manufacturer or brand of dietary supplement; and must include a balanced view of the available scientific information on the subject matter. There can be no assurance, however, that third party literature that Lifeline Therapeutic would like to disseminate in connection with Protandim® will satisfy each of these requirements, and failure to satisfy all requirements could prevent the use of certain literature or subject Protandim® to regulation as an unapproved new drug.

     In addition, in June 2002, Congress enacted the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (the “Bioterrorism Act”). The Bioterrorism Act contained four new requirements with regard to the sale and importation of food products in the United States:

1.	Mandatory registration with the FDA of all food manufacturers.

2.	Prior notice to regulators of inbound food shipments.

3.	Recordkeeping requirements, and grant of access to the FDA of applicable records.

4.	Grant of detention authority to the FDA of food products in certain circumstances.

     We will always be subject to the risk that the FDA may take enforcement action against us for one or more violations of the FFDCA. We have to comply with the FFDCA, including the DSHEA, and all applicable FDA regulations. Any incidents of alleged non-compliance may result in time-consuming and expensive defense of our activities. That enforcement action could be in the form of a warning letter that informs us of alleged violations, such as selling a misbranded product, an adulterated product, or an unapproved new drug. Although we would be entitled to take corrective action in response to any such warning letter, the fact that a warning letter has been issued to us from the FDA would be made available to the public. That information could affect our relationship with our vendors and consumers. The FDA could also initiate many additional types of enforcement actions that would be far more detrimental to our business than the issuance of a warning letter. Because we are not required to submit all product labeling to the FDA before we sell our dietary supplement products we cannot give any assurance that FDA enforcement action will not occur.

     Advertising of products is subject to regulation by the FTC under the Federal Trade Commission Act (“FTC Act”). Section 5 of the FTC Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. Section 12 of the FTC Act provides that disseminating any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all express and implied product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products. In particular, because we have emphasized the scientific effort in developing Protandim® and are carrying out tests to determine the benefits to human beings, our advertising claims will likely be required to comply with the stringent FTC substantiation standard of “competent and reliable scientific evidence” for every material express and implied claim. The FTC routinely reviews advertising and websites to identify significant questionable advertising claims and practices, and competitors often inform the FTC when they believe other competitors are violating the FTC Act. If the FTC initiates an investigation to determine the support for a claim, the FTC can initiate pre-complaint discovery that may be nonpublic in nature. Such an investigation: (i) may be very expensive to defend, (ii) may be lengthy, and (iii) may result in adverse ruling by a court, administrative law judge, or in a publicly disclosed consent decree.

     Our telemarketing activities must comply with the Federal Trade Commission’s Telemarketing Sales Rule, 16 CFR Part 310, and additional telemarketing and marketing statutes and regulations of the FTC and states. Because these activities, in general, are presently very much in the “public eye” and because it is difficult or challenging to ensure compliance with these laws and regulations by the individuals who actually make and receive such calls, there is a risk that we could be the subject of investigation and other enforcement activities that may be brought by the Federal Trade Commission and state agencies.

     In addition to federal regulation in the United States, each state has enacted its own “Little FTC Act” to regulate sales and advertising and each state has enacted its own food and drug laws. We may receive requests to supply information regarding our sales or advertising to regulatory agencies. We remain subject to the risk that, in one or more of our present or future markets, our products, sales and advertising could be found not to be in compliance with applicable laws and regulations. Failure by us to comply with these laws and regulations could have a material adverse effect on our business in a particular market or in general. In addition, these laws and regulations could affect our ability to enter new markets.

     In addition, from time to time in the future, we may become subject to additional laws or regulations administered by the FDA, FTC, or by other federal, state, or local regulatory authorities, to the repeal of laws or regulations that we consider favorable, such as the DSHEA, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals, or interpretations, and we cannot predict what effect additional governmental regulation, when and if it occurs, would have on our business in the future. Such developments could, however, require reformulation of products to meet new standards, recalls or discontinuances of products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel, or other new requirements. Any such developments could have a material adverse effect on us.

Employees

     As of November 30, 2005, we had six employees, including three officers and an administrative assistant. We outsource our sales order call center, manufacturing and distribution operations to minimize the number of employees we have. We may in the future hire a few additional employees for marketing and customer service, but we have not taken any steps to do so at the present time.

PROPERTY

Corporate Office

     In August of 2005, we entered into a 36 month lease for Suite 1970 of 6400 S. Fiddler’s Green Circle, Englewood, Co 80111. The terms of the agreement required a $35,688 prepayment of rent for 5,736 square feet, with rents of $9,560 from December of 2005 through July of 2006, $9,799 from August 2006 through July of 2007 and $10,038 from August 2007 through July 2008. Associated with this lease, the Company also tendered a $30,144 security deposit which will be returned to the Company, in thirds, at the beginning of the thirteenth, twenty-fifth and at thirty-six (36) months, provided the Company does not breach any covenant set forth in the lease.

Warehouse Facility

     We currently have a warehouse facility agreement with United Parcel Service, pursuant to which we lease warehouse space from them in their climate-controlled warehouse at 12360 E. 46th Ave., #700, Denver Colorado 80239.

Development Lots

     Description. Until November 10, 2004, Lifeline Therapeutics owned 91 “development lots” in Lawrence, Colorado. Management evaluated those properties and determined that the total value of these lots was not greater than $25,000 if we were able to sell the lots. In November 2004, we consummated an agreement with a shareholder and creditor, Donald Smith, by which Mr. Smith canceled indebtedness owed to him by Lifeline Therapeutics of about $20,000 in exchange for a quitclaim deed conveying those lots to him. Mr. Smith also assumed any environmental liability to which the property might be subject.

     Risk of Environmental Liabilities. Lifeline Therapeutics owned mining properties in the Yaak River mining district of Montana from approximately 1993 until 1999. Lifeline Therapeutics maintained these mining properties pursuant to Montana law, but never conducted any mining operations or ore processing at these mining properties. Prior to completing the Reorganization, Lifeline Nutraceuticals’ management and consultants reviewed the records of Lifeline Therapeutics’ prior ownership and certain publicly available records relating to the properties. Based on that review, management does not believe that the former ownership of these mining properties by Lifeline Therapeutics created any likely environmental liability for Lifeline Therapeutics under existing federal and state laws.

     However, we understand that the State of Montana Department of Environmental Quality (“DEQ”) is aware of the former Montana properties as having residues from past mining, but we also believe that the DEQ does not consider these remote properties as a high priority. Since DEQ funding is limited, the DEQ is able to address only a few high priority properties. It is likely to be many years, if ever, before the DEQ would review these properties. Also, it is more likely any mining residues would be addressed under a separate DEQ program funded by the federal Surface Mining Control and Reclamation Act, which simply resolves any residual environmental problems at mine sites and does not pursue owners or former owners, as might be the case under the Montana state cleanup laws. Since we have not performed on-site environmental studies to evaluate any environmental circumstances of these former properties, there remains a risk that there may be material environmental liabilities associated with our former property interests in Montana for which we may be liable, however we cannot provide a reasonable estimate of such risk.

     We are not aware of any potential for environmental liabilities on the 91 lots we owned in Lawrence, Colorado.

LEGAL PROCEEDINGS

     On December 7, 2005 an individual commenced a lawsuit naming Lifeline Therapeutics, Inc. and Lifeline Nutraceuticals Corporation and others as defendants in District Court, Arapahoe County, Colorado. The plaintiff, John Bradley, alleges that he is entitled to additional compensation, in the form of approximately 450,000 shares of the Company’s common stock, for services rendered to the Company and Lifeline Nutraceutical. Principally, the suit alleges violations of the Colorado Securities Act, breach of contract, and fraudulent inducement. The Company believes that the claims are without merit and will defend itself vigorously.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION OR PLAN OF OPERATION

     The statements contained in this report that are not purely historical are forward-looking statements. “Forward-looking statements” include statements regarding our expectations, hopes, intentions, or strategies regarding the future. Forward-looking statements include: statements regarding future products or product development; statements regarding future selling, general and administrative costs and research and development spending, and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.

General

     This management’s discussion and analysis discusses the financial condition and results of operation of Lifeline Therapeutics and its wholly-owned subsidiary, Lifeline Nutraceuticals. As described above, we completed the Reorganization in October 2004 and acquired the remaining minority interest in Lifeline Nutraceuticals in March 2005. As a part of the Reorganization, Lifeline Therapeutics also assumed all debt and common stock purchase warrants of Lifeline Nutraceuticals. As a result of the Reorganization, our fiscal year end became June 30.

     For legal purposes, Lifeline Therapeutics acquired Lifeline Nutraceuticals and now owns 100% of the common stock of Lifeline Nutraceuticals. However, for financial accounting purposes, Lifeline Nutraceuticals is treated as the acquiring company in a “reverse acquisition” of the company that is now known as Lifeline Therapeutics and that is the parent of Lifeline Nutraceuticals. As a consequence of the “reverse acquisition” treatment, our financial statements as of June 30, 2005 are those of Lifeline Nutraceuticals from its inception through June 30, 2005 and Lifeline Therapeutics since the date of the reverse merger.

     Lifeline Nutraceuticals’ audited financial statements at June 30, 2004 expressed substantial doubt about our ability to continue as a “going concern.” At that time, we had only a limited amount of other assets and no capital commitments. It was our concern at the time that the effects of these conditions could easily cause our bankruptcy. Since then, we have raised and repaid or converted into common stock a significant amount of bridge financing, we raised a net of approximately $4,400,000 in a private placement to accredited investors only, and we have commenced sales of our product. We believe, therefore, that circumstances exist that will permit us to generate revenues from sale of our product. Ultimately, however, our ability to continue to finance our operations and research and development efforts, as well as profitability, will depend on our ability to generate sufficient revenue from the sales of our sole product, Protandim(R).

     Because of the Reorganization and our financing activities in the second, third and fourth quarters of our 2005 fiscal year, we believe that the financial condition and operational results set forth in the financial statements for the year ended June 30, 2004 provide little basis for comparison with the financial statements for the year ended June 30, 2005. During the 2004 period, Lifeline Nutraceuticals was engaged in organizational activities and raised only a nominal amount of financing necessary to continue its organizational activities. During the year ended June 30, 2005, Lifeline Nutraceuticals and then Lifeline Therapeutics was able to engage in much greater activities because of the greater amount of funds available. Activities during the 2005 period went far beyond organizational activities and included the Reorganization, commencement of manufacturing and marketing operations, hiring additional employees, and commencing sales.

Material Changes in Operating Results — Three Months ended September 30, 2005 as compared to the Three Months ended September 30, 2004

     We generated revenues of $2,964,591 during the three months ended September 30, 2005 and no revenues during the same period of the prior fiscal year. Cost of sales was $596,561 for the three months ended September 30, 2005, resulting in a gross profit of $2,368,030.

     During the three months ended September 30, 2005, we have increased cash from September 30, 2004 by approximately $1,377,000 due to increased sales volume, accelerated collection of accounts receivable, and approximately $300,000 reduction of our deposit with our manufacturer. Cash at September 30, 2005 has also increased from retail sales of $345,000 received from contract with GNC.

     Our gross profit percentage for the three months ended September 30, 2005 was 80%, which is similar to the 83% realized for the year ended June 30, 2005.

     Our costs during the three months ended September 30, 2005, which were approximately $2,893,000, were primarily made for payroll, operating expenses, professional fees, continuing research and development, raw material acquisition and product manufacturing for the marketing and sale of our product Protandim®, advertising, and services.

     During the three months ended September 30, 2004, our costs were approximately $267,000 and consisted principally of organizational activities, including general and administrative expenses, payroll, and legal and professional fees.

     Total operating expenses recognized during the three months ended September 30, 2005 were approximately $2,296,000 as compared to operating expenses of about $267,000 during the same period of the prior fiscal year. We were much more active and had more funds available during the three months ended September 30, 2005 as we were engaged in production and marketing efforts for our Protandim® product. Furthermore, we continued to increase our staff and production expenses during the three months ended September 30, 2005 as we had more funds available and expanded our product marketing operations.

     As a result of our sales level (product launch in the second half of the 2005 fiscal year) compared to our operating and other expenses, we generated net income of approximately $80,000 for the three months ended September 30, 2005 compared to a loss of approximately $331,000 for the period ended September 30, 2004.

     We believe that the factors set forth below caused two of the primary differences in our operating results for the three months ended September 30, 2005 as compared with the three months ended September 30, 2004:

o	we conducted sales of our product, Protandim®, and incurred related expenses, during the three months ended September 30, 2005 and not during the three months ended September 30, 2004; and
o

in April and May 2005, we repaid or converted to common stock all our bridge financing and convertible debt, and thereby reduced our ongoing debt service for the three months ended September 30, 2005 as compared with the three months ended September 30, 2004.

     Our ability to finance future operations will depend, in part, on our existing liquidity (discussed in more detail below) and ultimately our ability to generate additional revenues and profits from operations. At this time, we believe that Lifeline Therapeutics has sufficient funds to allow us to continue our planned marketing efforts and the manufacturing and sale of Protandim® for the next twelve months. Nevertheless, even if we do generate revenues at increasing levels, the revenues generated may not be greater than the expenses incurred. These results will depend on several factors, including the selling price of the product, the number of units of product sold, the costs of manufacturing and distributing the product, the costs of marketing and advertising, and the other costs, including corporate overhead, which we will be incurring during that period of time.

Liquidity and Capital Resources.

     During the three months ended September 30, 2005, our net cash provided by operating activities was approximately $1,454,000 compared to net cash used by operating activities of approximately $300,000 during the same period of the prior fiscal year. Our positive cash flow from operations was primarily the result of the sales of product exceeding the amount required to purchase product, pay payroll and related expenses, for legal and professional fees and general and administrative expenses. This increase in operations was made possible primarily because of greater demand for Protandim(R) and because of the continued amount of funds that were available to us during the three months ended September 30, 2005.

     During the three months ended September 30, 2005, we used approximately $76,000 in investing activities for the purchase of equipment and software. During the same period in our prior fiscal year, we used approximately $24,000 in investing activity for the purchase of equipment and intangible assets.

     We had working capital at September 30, 2005 of approximately $5,069,000, as compared to approximately $5,167,000 in working capital as of June 30, 2005. Working capital declined approximately $100,000 during the quarter ended September 30, 2005 from June 30, 2005 because the Company has deferred revenue of approximately $484,000, (approximately $345,000 of which has already been collected), classified as a current liability at September 30, 2005. If the Company had sufficient history to allow for the recognition of the deferred revenue, working capital would have increased approximately $385,000.

Material Changes in Financial Condition — Year ended June 30, 2005 as compared to the Year ended June 30, 2004

     We generated revenues of $2,353,795 during the year ended June 30, 2005 and no revenue during the same period in 2004. Cost of sales were $393,551 for the year ended June 30, 2005, resulting in a gross margin of $1,960,244. During the year ended June 30, 2005, our working capital was provided by bridge financing loans which totaled $2,954,000, while we received $390,000 for working capital from convertible notes and bridge financing loans during our 2004 fiscal year. Substantially all of these notes were converted to common stock during 2005. In addition, we raised approximately $4,400,000 through the sale of common stock and warrants during 2005.

     Our expenditures during fiscal 2005 were primarily made for payroll, operating expenses, professional fees, continuing research and development, raw material acquisition and product manufacturing for the prospective marketing and sale of our product Protandim®, advertising, and services required to complete the Reorganization and to obtain additional financing.

     During 2004, our expenditures consisted principally of organizational activities, including general and administrative expenses, payroll, and legal and professional fees.

     Total operating expenses recognized during the year ended June 30, 2005 were approximately $4,045,000 as compared to operating expenses of about $434,000 during the same period of 2004. We were much more active and had more funds available during the year ended June 30, 2005 as we completed the Reorganization and started production and marketing efforts for our Protandim® product. Furthermore, we began to increase our staff and production expenses during the six months ended June 30, 2005 as we had more funds available and anticipated commencing our product marketing operations.

     On November 19, 2004, the board of directors authorized the issuance of 200,000 shares of our Common Stock to Lifeline Orphan Foundation. The closing price of our Common Stock that day was $3.25 and, accordingly, we recognized an expense in our condensed consolidated statement of operations for the year ended June 30, 2005 of $650,000. We recognized no similar expense during our 2004 fiscal year.

     There were two other significant expenses that we recognized during our year ended June 30, 2005. Interest expense and amortization of debt costs during the year ended June 30, 2005 were approximately $3,296,000 and $417,000 respectively, as compared to interest expense and amortization of debt costs of approximately $17,700 and $1,800 respectively during 2004. Our interest expense increased so significantly during 2005 because of the significant amount of bridge loans received during the year ended June 30, 2005 ($2,954,000) as compared with $390,000 of convertible debt during the same period of 2004. Amortization of the significant discounts assigned to these bridge notes in 2005 also attributed to this increase in interest expense.

     As a result of our low sales level (product launch in the second half of the fiscal year) compared to our operating and interest expenses, we incurred a significant net loss of approximately ($5,822,000) for the year ended June 30, 2005 compared a loss of approximately ($453,000) for the same period in 2004.

     We believe that the factors set forth below will have a greater impact on our future operations than the factors that affected our results of operations for the year ended June 30, 2005:

o	the Reorganization occurred on October 26, 2004 and should not result in future costs;
o	we commenced sales of our product, Protandim® with only five months remaining in the fiscal year; and
o	in April and May 2005, we repaid or converted to common stock all our bridge financing and convertible debt, and thereby reduced our ongoing debt service.

     Our ability to finance future operations will depend, in part, on our existing liquidity (discussed in more detail below) and ultimately our ability to generate revenues and profits from operations. At this time, we believe that Lifeline Therapeutics has sufficient funds to allow us to continue our planned marketing efforts and the manufacturing and sale of Protandim®. Nevertheless, we cannot offer any assurance that even if we do generate revenues at increasing levels the revenues generated will be greater than the expenses incurred. These results will depend on the selling price of the product, the number of units of product sold, the costs of manufacturing and distributing the product, the costs of marketing and advertising, and the other costs, including corporate overhead, which we will be incurring during that period of time.

Liquidity and Capital Resources.

     During the year ended June 30, 2005, we used approximately $2,913,000 of cash in operations as compared to approximately $289,000 during the same period of 2004. Our increased negative cash flow from operations during fiscal 2005 was a result of the deposits with the contract manufacturer for the acquisition of raw materials and commencement of the manufacturing process, payroll and related expenses, legal and professional fees, and general and administrative expenses. These increased operations were made possible because of the greater amount of funds that were available to us during the year ended June 30, 2005.

     We had a $6,801,000 increase in cash provided by financing activities during the 2005 year as compared to an increase of $358,000 during the 2004 year. This was primarily due to approximately $2,954,000 received from notes payable and $4,400,000 net proceeds from the sale of common stock and warrants, offset by approximately $401,000 in debt issuance costs and $160,000 repayment of loans.

     During the year ended June 30, 2005, we used approximately $553,000 in investing activities, primarily for patent costs (about $102,000), for a non-compete agreement (approximately $250,000), and for the purchase of equipment and software (about $200,000). During the same period in our 2004 fiscal year we used approximately $19,000 in investing activity, substantially all for the purchase of equipment.

     We had working capital at June 30, 2005 of approximately $5,167,000 as compared to a working capital deficit of approximately ($322,000) at June 30, 2004. Our working capital at June 30, 2005 is a result of the following:

     On April 18, 2005 we issued securities in a private placement in exchange for $2,659,000 in cash, $2,469,536 in cancellation of bridge loans, and the redemption of $240,000 face value notes. From a portion of the cash proceeds, we paid an investment banking firm $275,471 in commissions and a $75,000 non-accountable expense allowance.

     On May 16, 2005, we completed a second closing of the sale of securities from a private placement. We received gross proceeds of $2,326,627 in cash and $544,836 in exchange of indebtedness into common stock from accredited investors holding bridge loan financing notes. From a portion of the cash proceeds, we paid an investment banking firm $232,663 in commissions.

     In addition to the commissions discussed above for the private placements in April and May 2005, we also paid a finders fee to a third party of $140,000 and warrants to purchase 409,281 of common stock to placement agents.

     After payment of the expenses of the April and May 2005 private placements, we received net proceeds of approximately $4,400,000.

Going Concern

     As discussed above, our audited financial statements at June 30, 2004 expressed substantial doubt about our ability to continue as a “going concern.” Since then, we have raised and repaid a significant amount of bridge financing and we have commenced sales of our product on a limited basis.

     We believe, therefore, that the circumstances exist that will provide sufficient working capital to meet our cash requirements through at least June 30, 2006 and to permit us to pursue our business plan. Ultimately, however, our ability to continue to finance our operations, including our research and development efforts, as well as to reach profitability, will depend on our ability to generate sufficient revenue from the sales of our sale product, Protandim®.

Critical Accounting Policies

     We consider an accounting estimate to be critical if 1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and 2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

     Management has discussed the development and selection of these critical accounting estimates with our board of directors and the executive committee has reviewed the foregoing disclosure. In addition, there are other items within our financial statements that require estimation, but are not deemed critical as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

     Allowances for Product Returns. Allowances for product returns are recorded at the time product is shipped. These accruals are based upon the historical return rate since the inception of our selling activities, and the specific historical return patterns of the product. Our return rate since the inception of selling activities is approximately 2% of sales.

     We offer a 30-day, money back unconditional guarantee to all customers. As of June 30, 2005, substantially all orders shipped were subject to the money back guarantee, and through July 31, 2005, approximately $48,000 was returned by customers. Returned product damaged during shipment is replaced wholly at our cost, which historically has been negligible.

     We monitor our return estimate on an ongoing basis and may revise the allowances to reflect our experience. We established our allowance for product returns of $48,000 on June 30, 2005. We have no relevant historical data on product returns before June 30, 2005, as we did not have sales activity prior to the second half of fiscal 2005. To date, product expiration dates have not played any role in product returns, and we do not expect they will in the future because it is unlikely that we will ship product with an expiration date earlier than the latest allowable product return date.

     Inventory Valuation. Inventories are stated at the lower of cost or market on a first-in first-out basis. A reserve for inventory obsolescence will be maintained and will be based upon assumptions about current and future product demand, inventory whose shelf life has expired and market conditions. A change in any of these variables may require additional reserves to be taken. We had no reserve for obsolete inventory as of June 30, 2005 because our product and raw materials have a shelf life of 3 years and all product and raw materials were bought in the second half of fiscal 2005.

     Revenue Recognition. The Company ships substantially all of its product by United Parcel Service (UPS) and receives substantially all payments in the form of credit cards. The Company’s return policy is to provide a 30-day money back guarantee on orders placed by customers. After 30 days the Company does not refund customers for returned product. The Company has experienced monthly returns approximating 2% of sales. Sales revenue and estimated returns are recorded when the merchandise is shipped since performance by the Company is considered met when product is in the hands of UPS.

     Beneficial Conversion Feature of Debt. In accordance with Emerging Issues Task Force No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” we recognize the value of conversion rights attached to convertible debt and equity instruments. These rights give the instrument holder the immediate ability to convert debt into common stock at a price per share that is less than the trading price of the common stock to the public. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest and is recorded as a discount to the related debt and an addition to additional paid-in capital. The debt discount is amortized and recorded as interest expense over the remaining outstanding period of related debt.

     Research and Development Costs. We have expensed all of our payments related to research and development activities.

Recently Issued Accounting Standards

     In September 2004, the Emerging Issues Task Force (“EITF") of the Financial Accounting Standards Board (“FASB”) reached a consensus regarding accounting issues related to certain features of contingently convertible debt and the effect on diluted earnings per share (EITF Issue No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share”). In November 2004, the EITF changed the transition provisions of the consensus to require that the guidance be applied to reporting periods ending after December 15, 2004. Under previous interpretations of Statement of Financial Accounting Standard (“SFAS”) 128, “Earnings per Share,” issuers of contingently convertible debt excluded the potential common shares underlying the debt instrument from the calculation of diluted earnings per share until the contingency was met. The EITF consensus requires that potential shares underlying the debt instrument should be included in diluted earnings per share computations (if dilutive) regardless of whether the contingency has been met. As a result of our net loss in fiscal year 2005, the inclusion of the potential shares underlying the debt instruments would be antidilutive and, as such, were excluded from the diluted earnings per share calculation.

     In November 2004, the FASB issued SFAS 151, Inventory Costs, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during our fiscal year beginning July 1, 2006. Although we have not completed our analysis, we don't believe the adoption of SFAS 151 will have a material impact on our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

     The following table identifies the directors and executive officers of Lifeline Therapeutics, Inc.

Name	Age	Positions Held	Beginning of Term of Service
Stephen K. Onody	52	Chief Executive Officer	November 2005
		Director and Member of the
		Executive Committee
Gerald J. Houston	61	Chief Financial Officer	January 2006
H. Leigh Severance	67	Director and Member of the	January 2005
		Executive Committee
Javier W. Baz	52	Chairman of the Board of	February 2005
		Directors and Member of the
		Executive Committee
James J. Krejci	63	Director and Member of the	April 2005
		Executive Committee
James D. Crapo	62	Director	April 2005
William L. Lister	61	Director	August 2005
John B. Van Heuvelen	59	Director	August 2005

     The Directors serve one year terms or until their successors are elected. Audit, nominating, and compensation committees have been established. Mr. Krejci, Mr. Van Heuvelen, and Mr. Severance serve on the Audit Committee, with Mr. Krejci acting as chairman. Mr. Severance, Mr. Lister, Mr. Van Huevelen, and Mr. Baz serve on the Compensation Committee, with Mr. Severance acting as chairman. Mr. Krejci and Mr. Severance serve on the Nominating Committee, with Mr. Severance acting as chairman.

     The board of directors has appointed an executive committee consisting of Messrs. Severance, Onody, Baz and Krejci.

     The principal occupations of each of our executive officers and directors for at least the past five years are as follows:

     Stephen K. Onody became Chief Executive Officer and director of the Company on November 28, 2005. From November 2003 until just prior to joining Lifeline Therapeutics, Mr. Onody was Chairman and CEO of Onody Associates, LLC, a strategic partner to medtech and biosciences companies, providing hands-on guidance and leadership from development through commercialization. Accomplishments include becoming founder and/or partner for seven companies, participated in seven early-stage companies which successfully obtained financing and became a Board member for three companies. Prior to that, Mr. Onody was Chief Executive Officer and Chairman of the Board for Colorado MEDtech, Inc. (CMED), a NASDAQ advanced medical and biotechnology company from June 2000 through October 2003. In this position, Mr. Onody was instrumental in turning around the Company which was facing significant regulatory, legal and operating challenges and led a strategic re-direction of the Company; ultimately completing the sale of the company in July, 2003. Mr. Onody holds a Bachelor of Science degree in Biology from Seton Hall University and a Masters of Business Administration, Marketing and Management from Fairleigh Dickinson University.

     Gerald J. Houston became Chief Financial Officer of the Company on January 4, 2006. Before joining the Company, he has served as an independent financial and management consultant advising management of medical, biosciences, and technology startup companies on matters of financing, strategy, and operations. From October 2000 to December 2003, he was chief financial officer of OpVista, Inc. an optical telecommunications equipment developer. Prior to that he held senior financial management positions in technology companies including SpaceLabs Medical, Inc., IBM and ROLM Corporation. Mr. Houston has a Bachelor of Arts degree from Georgetown University and a Masters in Business Administration from the Wharton School of the University of Pennsylvania.

     H. Leigh Severance became a director of Lifeline Therapeutics in January 2005 as the designee of Keating Securities pursuant to Keating Securities contractual right to designate one member of our board of directors. Mr. Severance has been the president of Severance Capital Management, Greenwood Village, Colorado, since founding the firm in 1983. Severance Capital Management is a provider of investment management and research services to partnerships and individual investors. Prior to founding Severance Capital Management, Mr. Severance was a portfolio manager with J.M. Hartwell & Co., Founders Growth Fund, and Cambiar Investors. Mr. Severance is also a member of the board of directors of Ikonics, Inc., a public company located in Duluth, Minnesota that files reports under the Securities Exchange Act of 1934. Mr. Severance received his masters of business administration from the University of Chicago Business School (which he received in 1963).

     Javier W. Baz became a director of Lifeline Therapeutics in February 2005, and has been Chairman of the Board of Directors since July 2005. Mr. Baz is currently a private investor. From January of 1994 through March 2004, Mr. Baz was responsible for several business areas at Trust Company of the West, a Los Angeles, California based investment management firm. Among his responsibilities he was chief investment officer and group head of the firm’s Private Client Services Group, a unit with $7 billion in clients’ assets under management. He also was the chief investment officer for Trust Company of the West’s publicly traded fixed income and equity strategies investing outside of the United States in Europe, Japan, Asia Pacific and Latin America. From 1995 through 2001 Mr. Baz chaired the Trust Company of the West’s committee responsible for overseeing regional allocation of emerging markets and international equity strategies. Before joining Trust Company of the West in 1994, Mr. Baz established Condor Asset Management in Greenwich, Connecticut as a broker-dealer and asset management firm, and worked with Merrill Lynch, First Boston International, McKinsey & Co., and the Mexico City branch of Citibank N.A. Mr. Baz has a bachelor of science degree in economics from the Wharton School of the University of Pennsylvania (which he received in 1976) and a masters of business administration from the Kellogg School at Northwestern University (which he received in 1981).

     James J. Krejci became a director of Lifeline Therapeutics in April 2005. Mr. Krejci is presently serving as the Executive Director of the Epilepsy Foundation of Colorado. Prior to this position he served as Area Director and then Executive Director for the American Diabetes Association from 2002-2004. From 1998-2002, Mr. Krejci was the CEO and Chairman of Comtec International, Inc. Mr. Krejci has additional prior experience in the medical industry with the 3M Company, General Electric Medical Division, and as President of a division of the Becton-Dickinson Company. He also has extensive prior experience in additional high tech and telecommunication startups and turnarounds with Imagelink Technologies, Inc., International Game Technology, and Jones International Ltd./Jones Intercable Inc. Mr. Krejci teaches Marketing Management, Principles of Leadership, Marketing Research and Management Theory and Practice at the University of Phoenix Online Graduate School of Business. He received a B.S in Chemical Engineering and an MBA in Marketing from the University of Wisconsin with the distinction of graduating first in the MBA class.

     James D. Crapo, M.D, became a director of Lifeline in April 2005. Dr. Crapo brings nearly 30 years of experience in the health and science field to his new role. He served as the Chairman of Medicine at the National Jewish Medical and Research Center from 1996 until his recent sabbatical in 2004.

     National Jewish is a top-rated private institution in immunology and allergic diseases and has been rated number one nationally in pulmonary medicine by U.S. News and World Report for the past 7 years. Dr. Crapo maintains a large research program focused on the role of oxidants and anti-oxidants in the causation and treatment of diseases. He was the first scientist to extend Dr. Fridovich and Dr. McCord’s (Director of Science for Lifeline Therapeutics) original discovery of SOD to mammalian models of disease. SOD is the body’s most powerful natural anti-oxidant.

     Prior to coming to National Jewish, Dr. Crapo spent over 15 years as the Chief of the Pulmonary and Critical Care Medicine Division at Duke University Medical Center. Throughout his professional career he has been active in numerous professional societies, including service on the NHLBI Advisory Council and serving as President of the American Thoracic Society and President of the Fleischner Society. Dr. Crapo has authored more than 200 original scientific publications, numerous book chapters and seven textbooks.

      William L. Lister became a director of Lifeline in August 2005. In December 2004, Mr. Lister retired from Roche Diagnostics Corporation, where he had been Senior Vice President and General Manager of Patient Care since 1997. While at Roche Diagnostics Corporation he oversaw U.S. diabetes monitoring, insulin pump and point of care diagnostics businesses, along with the global Drugs of Abuse business unit. Prior to Roche Diagnostics Corporation, Mr. Lister spent 10 years with Boehringer Mannheim Corporation, and worked for Eli Lilly from 1973 until 1986 in various positions, including Director of Market Research for the Pharmaceutical Division. Mr. Lister is currently a member of the Board of Directors of the American Diabetes Association Research Foundation and the Indiana Health & Educational Facility Financing Authority, as well as a member of the Management Resource Board of Linden Life Science, LLC.

     John B. Van Heuvelen became a director of Lifeline in August 2005. Since June 2002, Mr. Van Heuvelen has been a member of the Board of Directors of MasTec, Inc., and he is currently the Chairman of its Audit Committee. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust, and municipal bond divisions, including serving as president of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Since 1999, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms, where he still remains active.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 30, 2005, with respect to each person who owned of record as of that date or is known to Lifeline Therapeutics to own beneficially more than 5% of the outstanding shares of common stock and the beneficial ownership of such securities by each executive officer and director of Lifeline Therapeutics and by all executive officers and directors as a group.

Name and address of beneficial owner	Position with Lifeline Therapeutics	Number of Shares	Percent of Class
Stephen K. Onody (1)	Chief Executive Officer;	1,000,000	4%
6400 South Fiddler’s	Director
Green Circle, Suite 1970
Englewood, CO 80111
H. Leigh Severance (3)	Director	1,028,506	5%
6400 South Fiddler’s
Green Circle, Suite 1970
Englewood, CO 80111
Javier W. Baz (4)	Chairman of the Board of	1,010,725	5%
6400 South Fiddler’s	Directors
Green Circle, Suite 1970
Englewood, CO 80111
James D. Crapo (5)	Director	600,000	3%
6400 South Fiddler’s
Green Circle, Suite 1970
Englewood, CO 80111
James J. Krejci (6)
6400 South Fiddler’s
Green Circle, Suite 1970	Director	50,000	*
Englewood, CO 80111
William L. Lister
6400 South Fiddler’s
Green Circle, Suite 1970	Director	0	0%
Englewood, CO 80111

Name and address of beneficial owner	Position with Lifeline Therapeutics	Number of Shares	Percent of Class
John B. Van Heuvelen (8)	Director	45,792	*
6400 South Fiddler’s
Green Circle, Suite 1970
Englewood, CO 80111
All current officers and directors		3,735,023	15%
as a group (eight persons)
Daniel W. Streets (7)	Shareholder	2,223,591	10%
22130 E. Costilla Drive
Aurora, CO 80016
William J. Driscoll (9)	Shareholder	4,307,896	20%
6367 S. Jamaica Court
Englewood, CO 80111
Dr. Joe McCord	Director of Science of	1,606,800	7%
6400 South Fiddler’s	Lifeline Nutraceuticals
Green Circle, Suite 1970
Englewood, CO 80111
Paul R. Myhill (2)
6400 South Fiddler’s
Green Circle, Suite 1970	Employee	4,149,890	19%
Englewood, CO 80111

*      Less than one percent.

(1)

This consists of an option to purchase 1,000,000 shares of our common stock to Stephen Onody 1/3 of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, 1/3 of the stock option shall vest on the 11/28/06, and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after 11/28/06 and ending on 11/28/08.

(2)	This includes 999,945 shares owned, 400,000 shares held in trust, 2,249,945 shares held by Mr. Myhill’s wife, and 500,000 shares owned by Lifeline Orphan Foundation, of which Mr. Myhill is a trustee.

(3)

This includes 254,139 shares underlying Bridge Warrants exercisable at $2.00 per share and 279,139 Unit Warrants exercisable at $2.50 per share. Certain of these shares are owned indirectly through his wife or his retirement plan. A Convertible Note was also acquired from a third party aggregating $105,467 (including accrued interest) which was converted to 200,858 shares of Common Stock net of fees to convert.

(4)	This includes 101,699 shares underlying Bridge Warrants exercisable at $2.00 per share and 444,513 Unit Warrants exercisable at $2.50 per share.

(5)	This includes 25,000 Unit Warrants exercisable at $2.50 per share.

(6)	Mr. Krejci is the indirect beneficial owner of these shares, which are held by Race Place Investments Corporation, LLC. Mr. Krejci is the manager of Race Place Investments Corporation, LLC.

(7)

This includes 58,307 shares underlying Bridge Warrants exercisable at $2.00 per share and 58,307 Unit Warrants exercisable at $2.50 per share. This includes shares that Mr. Streets owns jointly with his wife and her separate IRA.

(8)	Mr. Van Heuvelen is the indirect beneficial owner of these shares, which are held by GGV Investors, LLC. Mr. Van Heuvelen is one of three members in GGV Investors, LLC.

(9)

This includes 1,457,546 shares owned, 983,450 shares held in trust, and 1,866,900 shares held by Mr. Driscoll’s wife. This total does not include 590,000 shares that Mr. Driscoll gave to his adult sons and daughter-in-law in November 2004 or 100,000 shares that Mr. Driscoll gifted to the Lifeline Orphan Foundation in December 2004. In April 2005, Mr. Driscoll and his wife entered into indemnification agreements with nine individuals, which offered shares totaling 285,904. By agreement dated July 1, 2005, Mr. Driscoll granted a one-year irrevocable voting proxy to the Company’s board as to all of his shares and agreed to enter into a ten year voting agreement whereby he would vote his shares as directed by the Company’s board.

EXECUTIVE COMPENSATION

     We did not pay any compensation to our named executive officers prior to the completion of our reorganization in October 2004. Prior to the reorganization, Lifeline Nutraceuticals paid compensation to its executive officers from inception (July 2003) through December 31, 2004. The following table includes all compensation paid to each named executive officer by Lifeline Nutraceuticals or Lifeline Therapeutics during the fiscal years ended June 30, 2005 and June 30, 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
					Awards		Payout
Name and Principal Position	Fiscal Year	($) Salary	($) Bonus	($) Other	($) Restricted Awards	Securities Underlying Options & SARs (#)	LTIP Payout	All Other Compensation
William J. Driscoll	2005	184,500	500	--	--	--	--	--
President & CEO(1)	2004	90,000	--	--	--	--	--	--
Paul R. Myhill,	2005	128,500	55,000	--	--	--	--	--
Vice President(2)	2004	60,000	--	--	--	--	--	--

(1)

On July 1, 2005, William Driscoll resigned from his positions as our president, chief executive officer, member of our executive committee, and member of our Board of Directors in order to pursue other interests. On August 5, 2005, we hired, effective July 19, 2005, Brenda March as interim Chief Executive Officer through Tatum CFO Partners, LLP. Ms. March’s compensation is discussed below under “Employment Agreements.” On November 28, 2005, we hired Stephen K. Onody as Chief Executive Officer. Mr. Onody’s compensation is discussed below under “Employment Agreements.”

(2)	On November 11, 2005, Paul Myhill resigned from his positions as our vice president, member of our executive committee, and member of our Board of Directors. He remains an employee of the Company.

Non-Compete Agreements

     On July 1, 2005, we entered into an agreement with Mr. Driscoll pursuant to which Mr. Driscoll agrees not to compete with the business activities of the Company that are in or about any anti-oxidant or anti-oxidant therapies, products or markets, or solicit any of the Company’s customers, vendors, employees, directors, or consultants for a period of three years, and agrees not to disclose or reveal to any person or entity any trade secrets or confidential information of the Company or its subsidiaries. Mr. Driscoll also appoints the Company’s Board of Directors as Mr. Driscoll’s proxy to vote, at the discretion of the Board, the shares of the Company’s series A common stock, beneficially owned by Mr. Driscoll. In exchange for the foregoing, the Company agreed to pay Mr. Driscoll $45,000.00 agreed to continue to pay Mr. Driscoll a salary at his then current salary level for the next fourteen months, and agreed to continue to provide Mr. Driscoll and his family health insurance coverage under the Company’s health insurance plan for the next fourteen months.

Employment Agreements

Brenda March

     On August 5, 2005 the Company entered into an agreement, effective as of July 19, 2005, with Tatum CFO Partners, LLP (“Tatum”) pursuant to which Brenda March would serve as interim Chief Executive Officer of the Company and remain a partner of Tatum. On November 28, 2005, the Company hired Stephen K. Onody as Chief Executive Officer, who is currently working with Ms. March to ensure a smooth leadership transition. In accordance with this agreement, the Company will pay Ms. March a salary of $1,200 a day, along with warrants to purchase 2,400 shares of common stock of the Company per month of her employment with the Company. The exercise price of the warrants to be issued to Ms. March will have an exercise period of two years, and the exercise price of the warrants will be equal to the volume weighted average trading price for the Company’s common stock for each Friday of the month for which the warrants are due. The Company has no obligation to provide Ms. March with any health or major medical benefits, stock, or bonus payments, however Ms. March will be eligible for any Company employee retirement or 401(k) plan and for vacation and holidays consistent with the Company’s policies that apply to senior management.

     In addition, for the period that Ms. March is the interim Chief Executive Officer, the Company will pay Tatum a fee of $300 a day, along with warrants to purchase 600 shares of common stock of the Company per month, with terms identical to the warrants issued to Ms. March.

     The Company may terminate the agreement with Tatum at any time upon thirty days’ advance written notice. Tatum may terminate the agreement on the same terms and conditions as the Company, except that (i) any notice of termination by Tatum cannot be delivered prior to 30 days before the six-month anniversary of the effective date of the agreement, and (ii) any termination by Tatum cannot be effective before the six-month anniversary of the agreement.

Stephen Onody

     In connection with his appointment as Chief Executive Officer, Mr. Onody entered into an Employment Agreement with the Company effective November 28, 2005. Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Onody’s employment as Chief Executive Officer of the Company shall be from November 28, 2005 to November 28, 2008. Mr. Onody shall be entitled to an annual base salary of $280,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s compensation committee. Mr. Onody shall also be eligible to participate in the Company’s standard benefit plans and will also be eligible for $1,000,000 in life insurance coverage. In addition, Mr. Onody was granted an option to purchase 1,000,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on November 28, 2005. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$ 8.00
1/3	$ 14.00
1/3	$ 18.00

     Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, 1/3 of the stock option shall vest on November 28, 2006 and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after November 28, 2006 and ending on November 28, 2008. In the event an Event Date (as defined in the employment agreement) occurs after November 28, 2006 and prior to November 28, 2007, 1/3 of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after November 28, 2007 but prior to November 28, 2008, 2/3 of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.

     During the term of his employment for a period of twenty-four months thereafter, Mr. Onody has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any neutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Onody is employed by the Company. In addition, during this time, Mr. Onody has agreed not to solicit employees, customers or suppliers of the Company.

     If Mr. Onody is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Onody severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to the greater of (a) the number (not to exceed twelve) of months remaining in the employment term as of the date of termination or resignation, or (b) six months. Notwithstanding the foregoing, if Mr. Onody’s employment is terminated within 90 days of November 28, 2005, then Mr. Onody shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Onody will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination. If Mr. Onody is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.

Gerald Houston

     Effective January 4, 2006, Gerald J. Houston became chief financial officer of Lifeline Therapeutics, Inc. Mr. Houston replaced Mr. William B. Kutney who has served as the Company’s Chief Financial Officer since August 2005. Unless sooner terminated pursuant to the terms of the agreement, the term of Mr. Houston’s employment as Chief Financial Officer of the Company shall be from January 4, 2006 to January 4, 2009. During such time, Mr. Houston shall devote substantially all of his professional time, attention, knowledge and skills solely to the business and interests of the Company.

     Mr. Houston shall be entitled to an annual base salary of $190,000 and will be eligible to receive an annual bonus equal to 30% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s compensation committee. Mr. Houston shall also be eligible to participate in the Company’s standard benefit plans. The Company will reimburse Mr. Houston for relocation expenses up to a maximum amount of $25,000.

     In addition, Mr. Houston was granted an option to purchase 240,000 shares of the Company’s common stock, with the purchase price equal to the weighted average price for a share of the Company’s common stock on January 4, 2006. The stock option shall vest and become exercisable in the amounts set forth below based upon the weighted average trading price of the Company’s common stock for a consecutive 90 day period:

Portion of Option Vesting	Common Stock Price
1/3	$ 8.00
1/3	$ 14.00
1/3	$ 18.00

     Notwithstanding the foregoing, to the extent not previously vested pursuant to the terms of the agreement, 1/3 of the stock option shall vest on January 4, 2007 and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after January 4, 2007 and ending on January 4, 2009. In the event an Event Date (as defined in the employment agreement) occurs after January 4, 2007 and prior to January 4, 2008, 1/3 of the option that has not already vested as of such date shall immediately vest and become exercisable. In the event that an Event Date occurs after January 4, 2008 but prior to January 4, 2009, 2/3 of the option that has not already vested as of the Event Date shall immediately vest and become exercisable.

     During the term of his employment for a period of twenty-four months thereafter, Mr. Houston has agreed not to, in any area in the world where the Company conducts business, directly or indirectly own, manage, operate, control, be employed by, consult with, or be connected in any manner with the ownership (other than passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), management, operation, or control of any neutraceutical business engaged in the manufacture or distribution of antioxidant pills or other products that compete with the products the Company manufactures or distributes on the last day Mr. Houston is employed by the Company. In addition, during this time, Mr. Houston has agreed not to solicit employees, customers or suppliers of the Company.

     If Mr. Houston is terminated without Cause (as defined in the employment agreement) or resigns for Good Reason (as defined in the employment agreement), then the Company will pay to Mr. Houston severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to six months. Notwithstanding the foregoing, if Mr. Houston’s employment is terminated within 90 days of January 4, 2006, then Mr. Houston shall be entitled to severance in the amount of (i) his accrued unpaid base salary to the date of termination or resignation and any bonus earned but not paid as of that date, and (ii) continuation of his annual base salary as of the date of termination or resignation for a period equal to ninety days. During any severance period, Mr. Houston will be eligible to participate, at the Company’s cost, in all benefit plans participated in at the time of termination.

     If Mr. Houston is terminated with Cause or resigns without Good Reason, then he shall be entitled to his base salary plus any bonus that has been approved and declared earned and payable prior to the date of such termination.

     Stock Option Plans

     Subject to shareholder approval, the Board of Directors has adopted the 2006 Stock Option Plan. The plan is intended to assist the Company in attracting, motivating, and retaining officers, directors and employees of the Company and to further the growth and financial success of the Company and its affiliates by aligning the interests of such persons through ownership with the interests of the Company shareholders.

Compensation of Directors

     Our current policy is to pay a director $30,000 for each full year served as a director of the Company. We have paid each of Messrs. Baz, Severance, and Krejci the sum of $30,000 for their first year of service on our board of directors and $20,000 for their first year of service on the executive committee of the board of directors. We have paid Dr. Crapo the sum of $30,000 for his first year of service on the board of directors.

     On October 12, 2005, the Company and Mr. Baz, who is the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz will receive warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day.

     For the 2006 calendar year, members of the Audit Committee, Marketing Committee, Science Committee, and Executive Committee of the Board of Directors receive options to acquire 12,000 shares of the Company’s common stock, with the Chairman of each of the Audit Committee, Marketing Committee, and Science Committee receiving options to acquire 24,000 shares of the Company’s common stock. Members of the Compensation Committee and Nominating Committee of the Board of Directors receive options to acquire 6,000 shares of the Company’s common stock, with the Chairman of each of the Compensation Committee and Nominating Committee receiving options to acquire 12,000 shares of the Company’s common stock. Each of these options has an exercise price of $3.37. 1/12th of each of these options vests on February 1, 2006, with the remainder of each option vesting in eleven equal monthly installments on the last calendar day of each month, beginning February 28, 2006. In the event that, for whatever reason, a committee member’s service on a committee is terminated, that committee member shall lose that portion of the option that has not vested as of the last day of such committee member’s service on that committee. The Chairman of the Board of Directors of the Company is not entitled to receive any options described in this paragraph.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Since our incorporation in July 2003 we have engaged in a number of transactions which could be considered “related party transactions” because they involved our officers, directors, and their affiliates.

Stock Issuances

     We issued 10,250,000 shares of Lifeline Nutraceuticals’ common stock to Messrs., Driscoll, Myhill, Barber, Micklatcher (Mr. Micklatcher was formerly a director), (Ms) Gannon and Hahn for nominal consideration in August and December 2003 (at Lifeline Nutraceuticals’ organization) at a price of $0.0005 per share. We issued 250,000 shares of our Common Stock to Mr. Parkinson for nominal consideration in August 2003 (at Lifeline Nutraceuticals’ organization) at a price of $0.001 per share.

     We issued an additional 3,500,000 shares of Lifeline Nutraceuticals’ common stock at a price of $0.001 per share to Mr. Myhill in February 2004, an additional 4,300,000 shares at a price of $0.001 per share to Messrs. Driscoll, Myhill, Streets (former Director), Betts and Dr. McCord in May 2004, an additional 1,100,000 shares at a price of $0.001 per share to Mr. Streets (former Director) and Dr. McCord in July 2004 and an additional 4,250,000 shares at a price of $0.001 per share to Messrs. Micklatcher, Streets (former Director), Bradley, Stevenson and Dr. McCord in August 2004. These issuances were completed prior to the Reorganization when we were a privately held company. The above referenced shares totaling 23,650,000 were converted during the Reorganization.

     In November 2004, we issued 200,000 shares to Lifeline Orphan Foundation of which Mr. Myhill is a Trustee.

     In March 2005, we acquired the remaining minority shareholder interest in Lifeline Nutraceuticals by issuing to Michael Barber (the sole minority shareholder) 1,000,000 shares of our Common Stock. We valued the transaction at $5.31 per share based on the then trading price of our stock, discounted for the lack of marketability. Mr. Barber also entered into a covenant not to compete with us for which we paid him $250,000.

     Mr. Streets, former Director, (directly and indirectly through his wife’s retirement plan) purchased Bridge Loan Notes aggregating $110,000 and converted that indebtedness in our April private placement offering. Mr. Streets’ brother also participated in the Bridge Loan notes for $60,000 and converted that indebtedness in the April 2005 private placement offering. Mr. Severance (directly and indirectly through his wife and retirement plan) purchased Bridge Loan Notes aggregating $510,000 and acquired Convertible Notes from a third party aggregating $105,467 (including accrued interest). Mr. Severance converted that indebtedness in our May 2005 private placement offering. In addition, he invested $50,000 in the May 2005 private placement offering. Mr. Baz purchased Bridge Loan Notes aggregating $200,000 and converted that indebtedness in the May 2005 private placement offering. In addition, he invested $685,627 in the May 2005 private placement offering. Mr. Crapo invested $50,000 in the May 2005 private placement offering. Mr. Krejci, indirectly through Race Place Investments Corporation, LLC, invested $50,000 in the May 2005 private placement offering. Mr. Van Heuvelen, indirectly through GGV Investors, LLC, purchased Bridge Loan Notes aggregating $30,000 and converted that indebtedness in the May 2005 private placement offering. All of these transactions were on the same terms as others per the private placement offering.

Employment Agreements

     Messrs. Driscoll, Myhill and Streets held employment agreements which expired in accordance with their terms on April 15, 2005. Although the agreements were approved by the former (pre-Reorganization) members of Lifeline Therapeutics’ board of directors (each of them were disinterested in all of the employment agreements), it can be argued that the terms of the employment agreement and the amount of compensation were not negotiated at arms’ length.

Indemnification Agreement

     Mr. and Mrs. Driscoll have agreed to indemnify us against certain obligations that Mr. Driscoll may have incurred. Various persons alleged that Mr. Driscoll may have promised to convey to them shares of our Common Stock. We believe that Mr. Driscoll has resolved these claims personally, but the risk exists that these individuals may involve us in an attempt to resolve these issues in or outside of court. As a result, Mr. Driscoll, joined by his wife, has agreed to indemnify and hold us harmless from any such claims.

Lifeline Orphan Foundation

     We have assisted in the establishment of the Lifeline Orphan Foundation of which Paul Myhill is one of three trustees. Mr. Myhill was an executive officer of Lifeline Nutraceuticals and Lifeline Therapeutics. The other trustees of the Foundation are independent with respect to the Company.

     To capitalize the Foundation, on November 19, 2004, we issued 200,000 shares of our restricted Series A Common Stock to the Foundation. In addition, Mr. Myhill gifted 200,000 shares and Mr. Driscoll 100,000 shares to the Foundation.

DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 250,000,000 shares of series A voting common stock. We also have 250,000,000 shares authorized of series B non-voting common stock as well as 50,000,000 shares authorized of preferred stock with a $.0001 par value. None of the series B common stock or the preferred stock is issued and outstanding and we have no plans to issue any shares of either class.

     Before the completion of the Reorganization, our board of directors approved amended and restated Articles of Incorporation for Lifeline Therapeutics, and recommended that they be submitted to the shareholders for approval. These amended and restated Articles of Incorporation will eliminate the classification of our Common Stock into different series and make other changes to modernize our Articles of Incorporation. The amended and restated Articles of Incorporation will not be effective until approved by Lifeline Therapeutics’ shareholders. We expect to submit these to our shareholders for approval at our next annual meeting of shareholders to be held as soon as practical after our fiscal year ending June 30, 2005. The following discussion relates to our Articles of Incorporation as they currently exist.

Description of Common Stock

     Holders of our series A common stock are entitled to one vote for each share held of record on each matter submitted to a vote of the stockholders. Our series B common stock is not entitled to vote at meetings of shareholders, but currently there are no shares of series B common stock outstanding. The approval of proposals submitted to a vote of the stockholders requires a favorable vote of either the majority of the voting power of the holders of common stock or the majority of the voting power of the shares represented and voting at a duly held meeting at which a quorum is present. The shares of Common Stock have no conversion rights or redemption provisions and include no preemptive rights or other rights to subscribe for additional securities. Cumulative voting is not available to the holders of Common Stock.

     In the event of liquidation, dissolution or winding up of Lifeline Therapeutics, holders of the Common Stock would be entitled to receive, on a pro-rata basis, all of our assets remaining after satisfaction of all capital preferences and liabilities. Subject to preferences that may be applicable to any shares of preferred stock then outstanding, the holders of Common Stock will be entitled to receive such dividends, if any, as may be declared by the board of directors from time to time out of legally available funds and to share pro rata in any distribution to the stockholders, including any distribution upon liquidation.

Description of Preferred Stock

     Our Articles of Incorporation also vests the board of directors with full authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. These preferences may include, among other things:

o	the number of preferred shares to constitute such series and the distinctive designations thereof;
o	the rate and preference of dividends (if any), the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
o	whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
o	the liquidation preferences payable on preferred stock in the event of involuntary or voluntary liquidation;
o	sinking fund or other provisions, if any, for redemption or purchase of preferred stock;
o	the terms and conditions by which preferred stock may be converted, if the Preferred stock of any series are issued with the privilege of conversion; and
o	voting rights, if any.

     We have not created any series of preferred stock and we have no plans to do so.

Outstanding Rights to Acquire Common Stock

     We issued Bridge Warrants to purchase 1,592,032 shares of Series A Common Stock exercisable at $2.00 per share until their expiration date, April 18, 2008. We issued these Bridge Warrants to all persons who were previously holders of Bridge Notes that Lifeline Nutraceuticals had issued during 2004 and in January and February 2005. The Bridge Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the Common Stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the Common Stock of the Company. In addition, the Bridge Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company.

     As part of the private offering, we issued Unit Warrants for 4,000,016 shares of Common Stock per share to persons who invested cash or exchanged their Bridge Notes for cancellation. These Unit Warrants are exercisable at $2.50 per share until their expiration date, April 18, 2008. The Unit Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the Common Stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the Common Stock of the Company. In addition, the Unit Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company.

     We also issued to Keating Securities (the placement agent for the transaction) warrants to purchase 404,281 shares of Common Stock and to the Scott Group 5,000 warrants to purchase Common Stock. These Placement Agent Warrants are exercisable at $2.00 per share until their expiration date, April 18, 2008. The Placement Agent Warrants contain adjustment provisions upon the occurrence of stock splits, stock dividends, reclassifications of the Common Stock, recapitalizations, mergers, consolidation, or like capital adjustment affecting the Common Stock of the Company. In addition, the Placement Agent Warrants contain adjustment provisions if the Company spins off a part of its business or disposes its assets in a transaction in which the Company does not receive compensation, but causes securities of another entity to be issued to security holders of the Company. The Placement Agent Warrants also include a provision whereby the holder may exercise the warrant by means of a “cashless exercise.”

     On May 13, 2005, Lifeline Therapeutics offered its director of marketing options to acquire 50,000 shares of its common stock at an exercise price of $2.50 per share, exercisable through May 31, 2008. The effective date of these options is the later of her acceptance of the options or her commencement of employment. Her start date was May 23, 2005, and she accepted the options as of that date.

     Pursuant to an agreement with Tatum CFO Partners, LLP dated August 5, 2005 concerning our interim Chief Executive Officer we issued the following warrants: (i) warrants to purchase 936 shares of our common stock to Brenda March and warrants to purchase 234 shares to Tatum CFO Partners, LLP with exercise prices equal to $9.85 per share, (ii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $7.82 per share, (iii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $5.83 per share, (iv) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.93 per share, (v) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.90 per share, and (vi) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $2.03 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     On October 12, 2005, the Company and Mr. Baz, who is the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz will receive warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day. Pursuant to this agreement, (i) on October 26, 2005, we issued warrants to purchase 10,000 shares of common stock for $3.59 per share, (ii) on November 23, 2005 we issued warrants to purchase 10,000 shares of common stock for $3.54 per share, and (iii) on December 28, 2005 we issued warrants to purchase 10,000 shares of common stock for $1.98 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     Pursuant to an employment agreement with Stephen K. Onody dated November 28, 2005 we issued options to purchase 1,000,000 shares of our common stock to Stephen K. Onody with the exercise price equal to $3.47. 1/3 of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, 1/3 of the stock option shall vest on the 11/28/06, and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after 11/28/06 and ending on 11/28/08. There was no underwriter involved in the transactions, and the options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     Pursuant to an employment agreement with Gerald J. Houston dated January 4, 2006 we issued options to purchase 240,000 shares of our common stock with a purchase price equal to $2.00 per share. 1/3 of the stock option shall vest upon the weighted average trade price for the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, 1/3 of the stock option shall vest on January 4, 2007, and the remaining 2/3 shall vest quarterly in eight equal installments, beginning 90 days after January 4, 2007 and ending on January 4, 2009. there was no underwriter involved in the transaction, and the options were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Since October 5, 2004, our common stock has been traded on the OTC Bulletin Board in the United States, under the symbol “LFLT.” Prior to October 5, 2004 our common stock was traded on the OTC Bulletin Board under the symbol “YAAK.” Our common stock first began trading in the first quarter of our 1992 fiscal year.

     The table below sets forth for the fiscal quarters indicated the reported high and low sale prices of our common stock, as reported on the OTC Bulletin Board. These prices were reported by an online service, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Prices before October 5, 2004, have been adjusted to reflect the one for 68 reverse stock split accomplished on that date. (Our fiscal year-end is June 30th.)

	2006		2005			2004
	High	Low	High		Low	High	Low
First Quarter	$ 11.75	$ 4.30	$ 1.36	.	$ 0.68	$ .361	$ 0.00
Second Quarter	$ 5.75	$ 1.72	$ 4.00		$ 2.55	$ 1.02	$ 0.68
Third			$ 10.60		$ 2.70	$ 0.68	$ 0.00
Fourth Quarter			$ 20.25		$ 4.00	$ 1.36	$ 0.00

     We have not declared any dividends on any class of our equity securities since incorporation and we do not anticipate that we will declare any dividends in the foreseeable future. Our present policy is to retain future earnings (if any) for use in our operations and the expansion of our business.

Holders of Common Equity

     Our Common Stock is issued in registered form and the following information is taken from the records of our transfer agent, Securities Transfer, Inc. located in Dallas, Texas. As of December 7, 2005, we had 271 shareholders on record and 22,111,080 shares of common stock outstanding. This does not include an unknown number of persons who hold shares through brokers and dealers in street name and who are not listed on our shareholder records.

Dividends

     We have not declared any dividends on any class of our equity securities since incorporation and we do not anticipate that we will declare any dividends in the foreseeable future. Our present policy is to retain future earnings (if any) for use in our operations and the expansion of our business.

Additional Information

     As of November 30, 2005, there were 7,094,062 outstanding options and warrants to purchase shares of Common Stock. As of November 30, 2005, approximately 14,850,000 shares of Common Stock held by existing stockholders constitute “restricted shares” as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act. All but 50,000 of these shares are eligible for trading under Rule 144, except that pursuant to Rule 144, a stockholder owning more than one percent of the total outstanding shares cannot sell, during any 90-day period, restricted securities constituting more than one percent of the Company’s total outstanding shares.

Registration

     The Company has an obligation to register under this Prospectus the resale of the Series A Common Stock issued in the private placement and the shares underlying the warrants received by bridge note holders and investors in the private placement.

FINANCIAL STATEMENTS

See the Condensed Consolidated Financial Statements beginning on page F-1, “Index to Consolidated Financial Statements.”

EXPERTS

     The consolidated balance sheet of Lifeline Therapeutics, Inc. as of June 30, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2005 and 2004 have been audited by Gordon, Hughes & Banks, LLP, independent registered public accountants, as set forth in their report thereon.

LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered under this prospectus. Attorneys of Patton Boggs own 25,000 shares, and warrants to purchase 25,000 shares, of the Company’s common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 30, 2004, the Board of Directors of Lifeline Therapeutics informed Michael Johnson & Co., LLC that it had dismissed such firm as our independent registered public accounting firm.

     On December 30, 2004, the Board of Directors of Lifeline Therapeutics engaged Gordon Hughes & Banks, LLP, certified public accountants, as our independent registered public accounting firm effective immediately. Gordon, Hughes & Banks, LLP was the auditor for Lifeline Nutraceuticals before the Reorganization occurred.

     Michael Johnson & Co. LLC’s reports on our financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for the matter discussed in the next sentence. There was an explanatory paragraph in Michael Johnson & Co. LLC’s report on our financial statements included in the Form 10-KSB for the years ended December 31, 2002 and December 31, 2003, both of which indicated that the accompanying financial statements had been prepared assuming that we will continue as a going concern, and Michael Johnson & Co. LLC indicated that for both fiscal years conditions existed that raised substantial doubt about our ability to continue as a going concern. It should be noted that Michael Johnson & Co. LLC issued these reports about our predecessor, Yaak River Resources, Inc.

     In connection with the audits of our financial statements for each of the last two fiscal years ended December 31, 2002 and December 31, 2003, and as of December 30, 2004, there were no disagreements between us and Michael Johnson & Co. on any matter of accounting principles or practices, consolidated financial statement disclosures, or auditing scope and procedures, which, if not resolved to the satisfaction of Michael Johnson & Co., would have caused them to make reference thereto in connection with their report on the financial statements.

     During our past two fiscal years and through December 30, 2004, we did not consult Gordon, Hughes & Banks, LLP regarding the application of accounting principles to a specific transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements. Gordon, Hughes & Banks, LLP was the auditor for Lifeline Nutraceuticals before the Reorganization occurred.

     We provided to Michael Johnson & Co. LLC a copy of the disclosures and Michael Johnson & Co. LLC furnished us with a copy of a letter addressed to the Securities and Exchange Commission stating that Michael Johnson & Co. LLC agrees with our statements.

ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it.

     The registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the public reference facility of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facility by calling the SEC at 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and is publicly available through the SEC’s Website located at http://www.sec.gov.

LIFELINE THERAPEUTICS, INC.

Index to Financial Statements

Unaudited Interim Financial Statements

Condensed Consolidated Balance Sheets as of September 30, 2005 and
June 30, 2005	F-2
Condensed Consolidated Statements of Operations for three months
ended September 30, 2005 and 2004	F-3
Condensed Consolidated Statements of Cash Flows for the three
months ended September 30, 2005 and 2004	F-4
Notes to Condensed Consolidated Financial Statements	F-5
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-10
Consolidated Financial Statements:
Consolidated Balance Sheet as of June 30, 2005	F-11
Consolidated Statements of Operations for the years ended June 30,
2005 and 2004	F-12
Consolidated Statements of Stockholders’ Equity (Deficit) for the
years ended June 30, 2005 and 2004	F-13
Consolidated Statements of Cash Flows for the years ended June 30,
2005 and 2004	F-14
Notes to Consolidated Financial Statements	F-16

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	June 30, 2005
ASSETS
Current Assets
Cash and cash equivalents	$ 4,762,256	$ 3,385,205
Accounts receivable, (net)	717,424	1,020,131
Inventory	136,361	219,644
Deposit with manufacturer	691,268	991,560
Prepaid expenses	316,374	415,806

Total current assets	6,623,683	6,032,346
Property and Equipment, net	252,552	200,944
Intangible Assets	5,517,300	5,578,830
Other Assets	241,194	31,192

TOTAL ASSETS	$ 12,634,729	$ 11,843,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$ 535,067	$ 657,528
Accrued expenses	536,007	207,672
Deferred revenue	483,840	--

Total Current Liabilities	1,554,914	865,200

Stockholders’ Equity
Preferred Stock - par value $.001, 50,000,000 shares
authorized, no shares issued or outstanding	--	--
Common Stock, Series A -par value $.001, 250,000,000
shares authorized, 22,117,992 issued and outstanding	22,118	22,118
Common Stock, Series B - par value $.001, 250,000,000
shares authorized, no shares issued or outstanding	--	--

Additional paid-in capital	17,253,220	17,231,832
Accumulated (deficit)	(6,275,838)	(453,441)
Current year’s income (loss)	80,315	(5,822,397)

Total stockholders’ equity	11,079,815	10,978,112

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 12,634,729	$ 11,843,312

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended September 30,

	2005	2004
Revenues
Sales, net	$ 2,964,591	$ --
Cost of sales	596,561	--

Gross profit	2,368,030	--

Operating expenses:

Marketing and customer service	1,144,470	--
General and administrative	1,065,409	261,490
Depreciation and amortization	86,374	5,846

Total operating expenses	2,296,253	267,336

Operating income (loss)	71,777	(267,336)
Other income and (expense):
Interest (expense)	(308)	(63,893)
Interest income	20,774	--
Other (expense)	(11,928)	--

Net other income and (expense)	8,538	(63,893)

Net income (loss)	$ 80,315	$ (331,229)

Earning (loss) per share:
Basic	$ 0.00	($ 0.02)

Fully diluted	$ 0.00	($ 0.02)

Weighted average shares outstanding:
Basic	22,117,992	16,374,946

Fully diluted	24,953,510	16,374,946

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended September 30,

	2005	2004
Cash Flows from Operating Activities:
Net Income (loss)	$ 80,315	$(331,229)
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Depreciation and amortization	86,374	5,846
Warrants related to compensation to employee	1,156	--
Warrants issued for services	20,232	--
Changes in operating assets and liabilities:
Decrease in accounts receivable	302,707	--
Decrease in inventory	83,283	--
Decrease in deposits to manufacturer	300,292	--
Decrease in prepaid expenses	99,432	858
(Increase) in other assets	(210,002)	(1,666)
(Decrease) increase in accounts payable	(122,461)	13,157
Increase in accrued expenses	328,335	12,631
Increase in deferred revenue	483,840	--

Net Cash Provided (Used) by Operating Activities	1,453,503	(300,403)

Cash (Used) by Investing Activities:
Purchase of equipment	(75,483)	(10,737)
Purchase of intangible assets	(969)	(13,231)

Net Cash (Used) by Investing Activities	(76,452)	(23,968)
Cash Flows from Financing Activities:
Loan to officers	--	13,050
Payment of debt offering costs	--	(25,000)
Proceeds from Bridge Loans	--	52,600
Proceeds from sale of common stock	--	255,350

Net Cash Provided by Financing Activities
	--	296,000

Increase (decrease) in Cash	1,377,051	(28,371)
Cash and Cash Equivalents - Beginning Of Period	3,385,205	49,663

Cash and Cash Equivalents - End Of Period	$ 4,762,256	$ 21,292

LIFELINE THERAPEUTICS, INC.
Notes to Condensed Consolidated Financial Statements

These unaudited Condensed Consolidated Financial Statements and Notes should be read in conjunction with the audited financial statements and notes of the Company as of and for the year ended June 30, 2005 which have been included in the Company’s filing of Form 10-KSB, as amended.

Note 1 — Organization and Basis of Presentation:

In the opinion of the management of Lifeline Therapeutics, Inc. (the “Company”), the accompanying unaudited Condensed Consolidated Financial Statements include all adjustments consisting only of normal recurring adjustments that are considered necessary for a fair presentation of the Company’s financial position as of September 30, 2005, and the results of operations and cash flows for the three months ended September 30, 2005 and 2004. Interim results are not necessarily indicative of results for a full year or for any future period.

The Condensed Consolidated Financial Statements and notes are presented as required by Form 10-QSB, and do not contain certain information included in the Company’s audited financial statements and notes for the fiscal year ended June 30, 2005.

The Company is in the business of manufacturing, marketing and selling the product Protandim ® to individuals throughout the United States of America. Subsequent to year end, the Company began selling to retail stores in addition to individuals. The Company’s principal operations are located in Denver, Colorado.

For the period from July 1, 2003 (inception) to March 31, 2005, LNC had been in the development stage. LNC’s activities since inception until February 2005 consisted primarily of organizing LNC, developing a business plan, formulation and testing of product and raising capital. In late February 2005, the Company began sales of its product Protandim ® and commenced planned principal operations. Accordingly, the Company is no longer in the development stage.

Note 2 — Summary of Significant Accounting Policies:

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these condensed interim financial statements. Actual results could differ from those estimates.

Revenue Recognition

The Company ships the majority of its product by United Parcel Service (UPS) and receives substantially all payment in the form of credit cards. The Company’s return policy is to provide a 30-day money back guarantee on orders placed by customers. After 30 days, the Company does not refund customers for returned product. To date, the Company has experienced monthly returns approximating 3% of sales. Sales revenue and estimated returns are recorded when the merchandise is shipped. An accrual for possible product returns of approximately $26,000 was recorded as of September 30, 2005.

In July 2005, the Company entered into an agreement with General Nutrition Distribution, LP (“GNC”).  Among other terms of the agreement, GNC has the right to return any and all product shipped to them, at any time, for any reason. Since the Company does not have sufficient history with GNC to reasonably estimate the rate of product returns, the Company has deferred all revenue and costs related to these shipments. The Company will recognize this deferred revenue and its related costs when it obtains sufficient information to reasonably estimate the amount of future returns.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. The Company has capitalized payments to its contract manufacturer for the acquisition of raw materials and commencement of the manufacturing, bottling and labeling of the Company’s product. The contract with the manufacturer can be terminated by either party with 90 days written notice. As of September 30, 2005, inventory consisted of:

Finished Goods	$ 61,917
Deferred Costs on GNC Shipments	65,857
Packaging Supplies	8,587

$136,361

Earnings per share

Basic earnings (loss) per share are computed by dividing the net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are computed by dividing net income by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is antidilutive. Because of the net loss for the period ended September 30, 2004, the basic and diluted average outstanding shares are the same, since including the additional shares would have an antidilutive effect on the loss per share calculation.

Goodwill and Other Intangible Assets

The Company has adopted the provisions of SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 142 establishes standards for accounting for goodwill and other intangibles acquired in business combinations. Goodwill and other intangibles with indefinite lives are not amortized.

Intangible assets consist of:

Goodwill	$5,310,000
Patents	103,131
Non-compete agreement, net	104,169

Intangible assets, net	$5,517,300

Stock-Based Compensation

The Company adheres to SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the intrinsic method of accounting for stock-based compensation which is proscribed in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”. The Company accounts for stock based compensation to employees and directors under APB No. 25 and utilizes the disclosure-only provisions of SFAS No. 123 for any options and warrants issued to these individuals.

The Company expects to begin using the fair value approach to account for stock-based compensation, in accordance with the modified version of prospective application as prescribed by SFAS No. 123(R), beginning in the first quarter of fiscal 2007. Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant date, consistent with the recognition provisions of SFAS No. 123, the effect on the Company’s net loss and loss per share would be as stated in the proforma amounts below.

In the three months ended September 30, 2004 no options or warrants were granted.

In certain circumstances, the Company issues common stock for invoiced services, to pay creditors and in other similar situations. In accordance with SFAS No. 123, payments in equity instruments to non-employees for goods or services are accounted for by the fair value method, which relies on the valuation of the service at the date of the transaction, or public stock sales price, whichever is more reliable as a measurement.

Warrants were granted to an employee during the three months ended September 30, 2005. An adjustment to the net income for compensation expense to recognize annual vesting would be recorded under SFAS No. 123, on a pro forma basis, as reflected in the following table:

Three months ended September 30, 2005
Net income:	As Reported	$ 80,315
	Pro Forma	$ 46,799

Basic and diluted	As Reported	$ (0.00)
Earnings per Share:	Pro Forma	$ (0.00)

The fair value of the options granted in the quarter ended September 30, 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:

1.	risk free rate ranging from 3.84 percent to 4.18 percent
2.	dividend yield of 0 percent
3.	expected life of 2 years, and
4.	volatility factor of the expected market price of the Company's stock ranging between 220 and 259 percent.

Note 3 – Stock Option Grants and Warrants

Stock Option Grants – The Company has granted nonqualified share options to an employee of the Company. The options granted the right to purchase 50,000 shares of the Company’s Series A common stock at $2.50 per share and were fully vested at the date of grant. The options are not transferable and expire on May 31, 2008.

Warrants – At September 30, 2005, 6,012,062 warrants to purchase common stock were outstanding. The warrants have exercise prices ranging between $2.00 and $9.85 with a weighted average exercise price of $2.34 and expiration dates ranging from July 31, 2007 to May 31, 2008. (See note 6).

Subsequent to September 30, 2005, the Company entered into an agreement to grant warrants to its Chairman of the Board of Directors.

Note 4 – Income Taxes

At June 30, 2005, the Company had a net operating loss carryforward of approximately $1,979,700 that may be offset against future taxable income, if any, until 2020. These carryforwards are subject to review by the Internal Revenue Service.

No income tax expense was recognized for the three months ended September 30, 2005 since these net operating losses are available to offset taxable income.

Note 5 – Commitments

Officer Resigns

On July 1, 2005, William J. Driscoll resigned from his positions as the Company’s president, chief executive officer, member of the Company’s executive committee, and member of the Company’s Board of Directors. The remaining members of the Company’s management team, subject to the direction of the Board of Directors, shall handle Mr. Driscoll’s prior duties in the interim while the Company’s Board of Directors decides how to proceed with a search for a new chief executive officer. Javier Baz has been elected as Chairman of the Company’s Board of Directors.

On July 1, 2005, the Company entered into an agreement with Mr. Driscoll pursuant to which Mr. Driscoll agrees not to compete with the business activities of the Company that are in or about any anti-oxidant or anti-oxidant therapies, products or markets, or solicit any of the Company’s customers, vendors, employees, directors, or consultants for a period of three years, and agrees not to disclose or reveal to any person or entity any trade secrets or confidential information of the Company or its subsidiaries. Mr. Driscoll also appoints the Company’s Board of Directors as Mr. Driscoll’s proxy to vote for one year, at the discretion of the Board, the shares of the Company’s A common stock, beneficially owned by Mr. Driscoll; and Mr. Driscoll agrees to enter into a voting agreement, for nine years after expiration of the proxy, pursuant to which the Board will vote Mr. Driscoll’s shares at the discretion of the Board. In exchange for the foregoing, the Company will pay Mr. Driscoll $45,000, and, for the 14 months beginning with July 2005, will continue to pay Mr. Driscoll a salary at his current salary level for the next fourteen months, and will continue to provide Mr. Driscoll and his family health insurance coverage under the Company’s health insurance plan for the next fourteen months. The Company has expensed the full cost of this arrangement in the three months ended September 30, 2005.

New Chief Executive Officer

On August 5, 2005, the Company hired, effective July 19, 2005, an interim Chief Executive Officer of the Company through Tatum CFO Partners, LLP (“Tatum”).

On August 5, 2005, the Company entered into an agreement, effective as of August 1, 2005, with Tatum pursuant to which this individual would serve as Chief Executive Officer of the Company and remain a partner of Tatum. In accordance with this agreement, the Company will pay this individual a salary of $1,200 a day, along with warrants to purchase 2,400 shares of common stock of the Company per month of employment with the Company. The exercise price of the warrants to be issued to this individual will have an exercise period of two years, and the exercise price of the warrants will be equal to the volume weighted average trading price for the Company’s common stock for each Friday of the month for which the warrants are due. The Company has no obligation to provide the interim CEO with any health or major medical benefits, stock, or bonus payments; however, the interim CEO will be eligible for any Company employee retirement or 401(k) plan and for vacation and holidays consistent with the Company’s policies that apply to senior management.

In addition, for the period this individual is the interim Chief Executive Officer, the Company will pay Tatum a fee of $300 a day, along with warrants to purchase 600 shares of common stock of the Company per month, with terms identical to the warrants issued to the interim CEO.

The Company may terminate the agreement with Tatum at any time upon thirty days advance written notice. Tatum may terminate the agreement on the same terms and conditions as the Company, except that (i) any notice of termination by Tatum cannot be delivered prior to 30 days before the six-month anniversary of the effective date of the agreement, and (ii) any termination by Tatum cannot be effective before the six-month anniversary of the agreement.

Consulting Agreement

On September 1, 2005, the Company entered into an agreement, effective September 1, 2005, with Robert Sgarlata Associates, Inc. (the “Consultant”) to perform certain strategic marketing services for the Company. The Consultant will be compensated $7,500 per month and the Company will also issue the Consultant warrants to purchase 3,000 shares of the Company’s common stock per month, or a prorated fraction thereof, for any partial months worked. The exercise price of the warrants to be issued to the Consultant will have an exercise price equal to the Company’s ending trading price on the last Wednesday in that month or in the event that the last day of the month falls on a Wednesday, the exercise price (and grant date) will be the prior Wednesday. The agreement contains certain conditions for termination and expires on July 30, 2006 unless either party gives 30 day prior notice of termination. Otherwise, the agreement renews for a one year period. This renewal condition also applies to subsequent periods. At no time is the Consultant entitled to employee benefits. The warrants expire on the second anniversary of the date of grant.

Note 6—Events Subsequent to September 30, 2005

Chairman of the Board of Directors Compensation

On October 12, 2005, the Company and Mr. Baz, who is the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz will receive warrants to purchase 10,000 shares of common stock at an exercise price equal to the volume weighted average trading price of common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lifeline Therapeutics, Inc.
Englewood, Colorado

We have audited the accompanying consolidated balance sheet of Lifeline Therapeutics, Inc. as of June 30, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lifeline Therapeutics, Inc. at June 30, 2005 and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
August 31, 2005

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEET

June 30, 2005
ASSETS
Current Assets
Cash and cash equivalents	$ 3,385,205
Accounts receivable, net	1,020,131
Inventory	219,644
Deposit with manufacturer	991,560
Prepaid expenses	415,806

Total current assets	6,032,346
Property and Equipment, net	200,944
Intangible Assets, net	5,578,830
Other Assets	31,192

TOTAL ASSETS	$ 11,843,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$ 657,527
Accrued expenses	207,673

Total Current Liabilities	865,200

Stockholders’ Equity
Preferred Stock - par value $.001, 50,000,000 shares
authorized, no shares issued or outstanding	--
Common Stock, Series A -par value $.001, 250,000,000
shares authorized, 22,117,992 and 16,374,946 respectively,
issued and outstanding	22,118
Common Stock, Series B - par value $.001, 250,000,000 shares
authorized, no shares issued or outstanding	--
Additional paid-in capital	17,231,832
Accumulated (deficit)	(6,275,838)

Total stockholders’ equity	10,978,112

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 11,843,312

     See notes accompanying financial statement.

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30, 2005 and 2004

	2005	2004
Revenues
Sales, net	$ 2,353,795	$ --
Cost of sales	393,551	--

Gross margin	1,960,244	--
Operating expenses:
Marketing and customer service	923,774	--
General and administrative	2,014,254	421,719
Donation of stock to charity	650,000	--
Stock related compensation	317,500	--
Research and development	37,933	12,000
Depreciation and amortization	101,596	208

Total operating expenses	4,045,057	433,927

Operating (loss)	(2,084,813)	(433,927)
Other income and (expense):
Interest expense	(3,296,427)	(17,736)
Amortization of debt issuance costs	(416,622)	(1,778)
Other (expense)	(30,510)	--
Interest income	10,759	--
Loss on disposal of real estate	(4,784)	--
Net other income and (expense)	(3,737,584)	(19,514)
Net (loss)	$ (5,822,397)	$ (453,441)

Loss per share, basic and diluted	$ (0.33)	$ (0.03)

Weighted average shares outstanding,
basic and diluted	17,583,562	16,374,946

     See notes accompanying financial statement.

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years ended June 30, 2005 and 2004

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid In Capital	Deficit	Totals
July 1, 2003 (Inception)	16,374,946	$16,375	$ 207,470	$ --	223,845
Net (loss)	--	--	--	(453,441)	(453,441)
June 30, 2004	16,374,946	16,375	207,470	(453,441)	(229,596)
Issuance of stock for minority interest in
subsidiary at $5.31 per share	1,000,000	1,000	5,309,000	--	5,310,000
Contribution of stock to charity	200,000	200	649,800	--	650,000
Conversion of debt to common stock at $.50 per share	536,080	536	267,504	--	268,040
Rights of beneficial conversion of debt	--	--	920,662	--	920,662
Warrants issued with convertible debt	--	--	2,114,443	--	2,114,443
Proceeds from private placement, net of offering
costs of $583,134	2,499,764	2,500	4,403,177	--	4,405,677
Conversion of debt to common stock at $2.00
per share	1,507,202	1,507	3,012,865	--	3,014,372
Compensation expense associated with
stock option grants	--	--	317,500	--	317,500
Warrants issued for services	--	--	29,411	--	29,411
Net (loss)	--	--	--	(5,822,397)	(5,822,397)

June 30, 2005	22,117,992	$22,118	$17,231,832	$(6,275,838)	$ 10,978,112

See notes accompanying financial statement.

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2005 and 2004

	2005	2004
Cash Flows from Operating Activities:
Net (loss)	$(5,822,397)	$(453,441)
Adjustments to reconcile net (loss) to net cash (used) by
operating activities:
Depreciation expense	18,264	208
Amortization of non-compete agreement	83,332	--
Amortization of debt discount included in interest expense	3,178,105	7,000
Amortization of debt issuance cost	416,622	1,778
Amortization of stock offering cost	30,510	--
Contributed services	--	79,500
Charitable donation of common stock	650,000	--
Accrued Interest converted to stock	98,412	--
Loss on disposal of real estate	4,784	--
Options issued to employee	317,500	--
Warrants issued for services	29,411	--
Changes in operating assets and liabilities:
(Increase) accounts receivable	(1,020,131)	--
(Increase) inventory	(219,644)	--
(Increase) deposits to manufacturer	(991,560)	--
(Increase) prepaid expenses	(407,993)	(7,813)
(Increase) in other assets	(25,050)	(6,142)
Increase accounts payable	629,309	28,218
Increase accrued expenses	109,638	50,549
Increase accrued interest	7,911	10,736

Net Cash (Used) by Operating Activities	(2,912,977)	(289,407)

Cash (Used) by Investing Activities:
Purchase of equipment	(59,059)	(18,906)
Purchase of third party software	(141,451)	--
Purchase patents	(102,138)	(24)
Payment for non-compete agreement	(250,000)	--

Net Cash (Used) by Investing Activities	(552,648)	(18,930)

Cash Flows from Financing Activities:
Collect subscription receivable	18,400	--
Proceeds from notes payable	--	240,000
Proceeds from bridge loans	2,954,000	150,000
Repayment of bridge loans	(160,000)	--
Proceeds from private placements	4,988,811	--
Payment of stock offering costs	(583,134)	--
Payment of debt issuance cost	(401,400)	(17,000)
Payment of stock offering costs	(15,510)	(15,000)

Net Cash Provided by Financing Activities	6,801,167	358,000

Increase In Cash	3,335,542	49,663
Cash and Cash Equivalents - Beg. of Period	49,663	--
Cash and Cash Equivalents - End of Period	$ 3,385,205	$ 49,663

     See notes accompanying financial statements.

LIFELINE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2005 and 2004

	2005	2004
Non Cash Investing and Financing Activities:
Notes payable conversion to stock	$ 268,040	$ --
Bridge notes payable conversion to stock	$ 3,014,372	$ --
Warrant discount on convertible debt	$ 2,114,443	$ 71,555
Beneficial conversion discount on debt	$ 920,662	$ 78,445
Issuance of stock for minority interest in subsidiary	$ 5,310,000	$ --
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$ 11,998	$ --
Cash paid for income taxes	$ --	$ --

     See notes accompanying financial statements.

LIFELINE THERAPEUTICS, INC.

Notes to Consolidated Financial Statements

Note 1 — Organization and Basis of Presentation:

Lifeline Therapeutics, Inc. (“Lifeline Therapeutics” or the “Company”) was formed under Colorado law in June 1988 under the name “Andraplex Corporation.” The Company amended its name to “Yaak River Resources, Inc.” in January 1992 and to Lifeline Therapeutics, Inc. in October 2004. We are in the business of manufacturing, marketing and selling our product Protandim® to individuals throughout the United States of America. Subsequent to year end, the Company began selling to retail stores in addition to individuals. The Company’s principal operations are located in Denver, Colorado.

On October 26, 2004, the Company consummated an Agreement and Plan of Organization with Lifeline Nutraceuticals Corporation (“LNC”), a privately held Colorado corporation that was formed July 1, 2003, whereby the shareholders of Lifeline Nutraceuticals Corporation exchanged 81% of their outstanding shares of common stock for 15,385,110 Series A common shares of the Company which represented 94% of the then issued and outstanding shares. The Company assumed the obligations of Lifeline Nutraceuticals Corporation note holders as part of the transaction.

For legal purposes, the Company acquired LNC and is the parent company of LNC following the reorganization. However, for accounting purposes, LNC is treated as the acquiring company in a “reverse acquisition” of the Company. As a consequence, the financial statements presented reflect the operations of LNC for the two years ended June 30, 2005 and for the inactive parent only from the date of the acquisition, October 26, 2004. Since the accounting acquiree had no operations, goodwill was not recorded.

For the period from July 1, 2003 (inception) to June 30, 2005, LNC had been in the development stage. LNC’s activities since inception until February 2005 consisted primarily of organizing LNC, developing a business plan, formulation and testing of product and raising capital. In late February 2005, the Company began sales of its product Protandim® and commences principal planned operations. Accordingly, the Company is no longer in the development stage.

Note 2 — Summary of Significant Accounting Policies:

Going Concern Considerations
To date the Company has incurred significant operating losses. However, in late February 2005, the Company began sales of its product, Protandim® and from March through May 2005, the Company raised additional equity through the issuance of common stock and warrants. As of June 30, 2005, management believes that it has sufficient liquidity to support continuing operations for at least a twelve-month period. Accordingly, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Consolidation
The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary Lifeline Nutraceuticals, Inc. All inter-company accounts and transactions between the entities have been eliminated in consolidation.

Use of Estimates
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Revenue Recognition
The Company ships substantially all of its product by United Parcel Service (UPS) and receives substantially all payment in the form of credit cards. The Company's return policy is to provide a 30-day money back guarantee on orders placed by customers. After 30 days, the Company does not refund customers for returned product. The Company has experienced monthly returns approximating 2% of sales. Sales revenue and estimated returns are recorded when the merchandise is shipped since performance by the Company is considered met when products are in the hands of UPS. An accrual for possible product returns of $48,500 was recorded as of June 30, 2005.

Accounts Receivable
The Company’s accounts receivable consist of credit card receivables. Management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. The Company is subject to charge-backs, where a credit card customer protests an amount charged to their account. After all attempts to validate the credit card charges are reported to the credit card company, attempts to collect some amounts fail. Once it is determined that an amount will not be collected, the amount is written off against the allowance for doubtful accounts. Based on information available, management believes the allowance for doubtful accounts of $73,764 as of June 30, 2005 is adequate. Bad debt expense totaled $60,000 for the year ended June 30, 2005.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Inventory
Inventory is stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. The Company has capitalized payments to the contract manufacturer for the acquisition of raw materials and commencement of the manufacturing, bottling and labeling of the Company's product. The contract with the manufacturer can be terminated by either party with 90 days written notice. As of June 30, 2005, inventory consisted of:

Finished Goods	$201,964
Packaging Supplies	17,680

$219,644

Beneficial Conversion Feature of Debt
In accordance with Emerging Issues Task Force No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the company recognizes the value of conversion rights attached to convertible debt and equity instruments. These rights give the instrument holder the immediate ability to convert debt into common stock at a price per share that is less than the trading price of the common stock to the public. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and related accruing interest and is recorded as a discount to the related debt and an addition to additional paid-in capital. The debt discount is amortized and recorded as interest expense over the remaining outstanding period of related debt. Upon conversion of the debt to equity, any remaining unamortized discount is charged to interest expense.

Earnings per share
Basic earnings (loss) per share are computed by dividing the net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are computed by dividing net income by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is antidilutive. Because of the net loss for the periods ended June 30, 2005 and 2004, the basic and diluted average outstanding shares are the same, since including the additional shares would have an antidilutive effect on the loss per share calculation.

All share and per share amounts presented for the periods ended June 30, 2004, reflect the 16,374,946 outstanding shares as a result of the October 26, 2004 reorganization.

Research and Development Costs
The Company expenses all costs related to research and development activities as incurred. Research and development expenses for the years ended June 30, 2005 and 2004 were $37,933 and $12,000, respectively

Advertising Costs The Company expenses advertising costs as incurred. Advertising expenses for the years ended June 30, 2005 and 2004 were $219,005 and $0, respectively.

Cash Equivalents For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Prepaid Expenses
Prepaid expenses at June 30, 2005 consist of prepaid insurance of approximately $173,000, director’s fees of approximately $117,000, $87,000 in prepaid media spots and approximately $39,000 of other prepaid expenses. These prepaid items have useful lives of one year or less and are being expensed over their useful lives.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Deposit with Manufacturer
At June 30, 2005, the Company had a deposit of $991,560 with its contract manufacturer for the acquisition of raw materials and the production of finished product. Subsequent to year end, the Company was granted the ability to offset balances payable to the manufacturer at June 30, 2005 against the deposit. As of June 30, 2005, the payable to the contract manufacturer was $217,439.

Property and Equipment
Property, software and equipment are recorded at cost. Depreciation of property and equipment are expensed in amounts sufficient to relate the expiring costs of depreciable assets to operations over estimated service lives, principally using the straight-line method. Estimated service lives range from three to seven years. When such assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period of disposal. The cost of normal maintenance and repairs is charged to expense as incurred. Significant expenditures that increase the useful life of an asset are capitalized and depreciated over the estimated useful life of the asset. Property and equipment consist of:

Equipment	$ 77,965
Software	141,451
Accumulated depreciation	(18,472)

Property and equipment, net	$ 200,944

Patents
The costs of applying for patents are capitalized and amortized on a straight-line basis over the lesser of the patent’s economic or legal life. Capitalized costs are expensed if patents are not granted. The Company reviews the carrying value of its patents periodically to determine whether the patents have continuing value and such reviews could result in the conclusion that the recorded amounts have been impaired. As of June 30, 2005, all patent applications were in process of approval; therefore, there is no amortization expense for the year ended June 30, 2005.

Impairment of Long-Lived Assets
Long-lived assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. When an assessment for impairment of long-lived assets, long-lived assets to be disposed of and certain identifiable intangibles related to those assets is performed, the Company is required to compare the net carrying value of long-lived assets on the lowest level at which cash flows can be determined on a consistent basis to the related estimates of future undiscounted net cash flows for such properties. If the net carrying value exceeds the net cash flows, then impairment is recognized to reduce the carrying value to the estimated fair value, generally equal to the future discounted net cash flow.

Intangible assets consist of:

Goodwill	$5,310,000
Patents	102,162
Non-compete agreement, net	166,668

Intangible assets, net	$5,578,830

Goodwill and Other Intangible Assets
The Company has adopted the provisions of SFAS 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 142 establishes standards for accounting for goodwill and other intangibles acquired in business combinations. Goodwill and other intangibles with indefinite lives are not amortized.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Debt issuance costs
Costs incurred in connection with obtaining financing are capitalized and amortized over the maturity period of the debt. During 2005, all debt instruments were converted into common stock and the unamortized cost of $275,200 were charged to interest expense.

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the effective date of the change.

Concentration of Credit Risk
Statement of Financial Accounting Standard (“SFAS”) No. 105, “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The Company has approximately $2,890,000 with one financial institution in a working capital management account.

Stock-Based Compensation
The Company adheres to SFAS No. 123, “Accounting for Stock-Based Compensation”.  SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the intrinsic method of accounting for stock-based compensation which is proscribed in Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”. The Company accounts for stock based compensation to employees and directors under APB No. 25 and utilizes the disclosure-only provisions of FAS No. 123 for any options and warrants issued to these individuals.

The Company expects to begin using the fair value approach to account for stock-based compensation, in accordance with the modified version of prospective application as prescribed by SFAS No. 123(R), beginning in the first quarter of fiscal 2007. Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant date for the 2005 awards, consistent with the recognition provisions of SFAS No. 123, the effect on the Company’s net loss and loss per share is as stated below.

In the fiscal year ended June 30, 2004 no options were granted.

In certain circumstances, we issue common stock for invoiced services, to pay creditors and in other similar situations. In accordance with SFAS No. 123, payments in equity instruments to non-employees for goods or services are accounted for by the fair value method, which relies on the valuation of the service at the date of the transaction, or public stock sales price, whichever is more reliable as a measurement.

Options were granted to an employee during the fiscal year ended June 30, 2005. An adjustment to the net loss for compensation expense to recognize annual vesting would be recorded under SFAS No. 123, on a pro forma basis, as reflected in the following table:

		2005	2004
Net (loss):	As Reported	$(5,822,397)	$(453,441)
	Pro Forma	$(5,947,396)	$(453,441)
Basic and diluted
Earnings per Share:	As Reported	$(.33)	$(.03)
	Pro Forma	$(.34)	$(.03)

The fair value of the options granted in fiscal year ended June, 30, 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions:
1.	risk-free interest rate of 3.73 percent;
2.	dividend yield of 0 percent;
3.	expected life of 3 years; and
4.	a volatility factor of the expected market price of the Company's common stock of 535 percent.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Organization Costs
The Company accounts for organization costs under the provisions of Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” which requires that all organization costs be expensed as incurred.

Effect of New Accounting Pronouncements
In September 2003, the Financial Accounting Standards Board (“FASB”) approved Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 is not expected to have an effect on the current financial position of the Company.

In November 2004, the FASB issued SFAS No. 151, which revised ARB No. 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The Company believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued SFAS No. 123(R) “Share Based Payment”, which revised Statement of Financial Accounting Standards No. 123 “Accounting for the Stock-Based Compensation” (“SFAS No. 123”), and superseded APB Opinion 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS No.123(R) requires measurement and recording to the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award. The SEC has approved a new rule that for public companies delays the effective date of SFAS 123(R). Under the SEC’s rule, SFAS No 123 is now effective for public companies for annual, rather than interim, periods that begin after June 15, 2005. The Company has not yet determined the effect that adoption of this standard will have on its financial statements.

In December 2004, the FASB issued SFAS 152, Accounting for Real Estate Time-Sharing Transactions – an amendment of FASB Statements No. 66 and 67. This Statement amends SFAS No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued SFAS No. 153. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date this Statement is issued. The Company believes this Statement will have no impact on the financial statements of the Company once adopted.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. The Company believes this Statement will have no impact on the financial statements of the Company.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Note 3 – Acquisition of Minority Interest in Subsidiary and Accounting for Goodwill

On March 10, 2005, the Company reached an agreement with the minority shareholder in the Company’s 81% owned subsidiary, Lifeline Nutraceuticals Corporation. In accordance with the terms of the agreement, the Company exchanged 1,000,000 shares of its Series A Common Stock for the remaining 4,500,000 shares of Lifeline Nutraceuticals Corporation, representing 19%. The closing price of the Company’s Series A Common Stock on March 10, 2005 was $9.00 per share. Since the Company’s stock has historically been thinly traded, this 1,000,000 share issuance represents a significant block of the Company’s total outstanding shares. Accordingly, the Company has taken a marketability discount to arrive at an estimated fair value of $5.31 per share. The acquisition of the minority interest has been accounted for utilizing the purchase method of accounting resulting in goodwill of $5,310,000. The minority shareholder was a former officer of Lifeline Nutraceuticals, Inc.

In connection with the purchase of the minority interest in LNC, the Company agreed to pay the minority shareholder $250,000 for a non-compete agreement through March 2006. The payment terms were $125,000 on the date of execution of the agreement and $125,000 in the form of a note payable, which was paid on April 19, 2005. The non-compete agreement is being amortized over the term of the agreement. Amortization expense totaled $83,332 for the year ended June 30, 2005.

Note 4 –Notes Payable

Notes Payable to unrelated parties consisted of the following:

Description	2005
Unsecured notes payable, bearing interest at 10% per annum, principal	$0
principal and any accrued interest were due at various dates from
September 9, 2004 to April 28, 2005. The note holders had an option to convert each $1.00 of note into two shares of common stock ($.50 per share). The notes and accrued interest were
converted to common stock during the 4th quarter of fiscal 2005.

Bridge notes payable to unrelated parties consisted of the following:

Description	2005
Unsecured notes payable, bearing interest at 10% per annum, principal	$0
and any accrued interest was due June 9, 2005. The note holders had an option to convert all or part of the principal balance to units in the private offering of common stock. In addition, the notes had a warrant attached to purchase shares of common stock equal to their outstanding principal loan amount divided by the per share offering price in the private placement. The notes and accrued interest were converted to stock during the 4th quarter of fiscal 2005.

Related party notes payable consisted of the following:

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Description	2005
Unsecured note payable from the spouse of an executive officer,	$0
bearing interest at 10% per annum, principal and any accrued interest was due June 14, 2005. The note holder had an option to convert all or part of the principal balance to units in the private offering of common stock. In addition, the note had a warrant attached to purchase shares of stock equal to the loan amount divided by the per share offering price in the private placement, upon the receipt of a subscription agreement and private placement memorandum from the
Company. The note and accrued interest was converted to stock during the 4th quarter of fiscal 2005.

During the year ended June 30, 2005, the Company issued additional notes payable totaling $2,954,000, bearing interest at 10% per annum. Principal and any accrued interest was due the earlier of one year from issuance or the closing of the proposed private placement, as discussed in Note 5. Of the total amount of additional notes issued during 2005, $60,000 was from a related party. The note holders had an option to exchange all or part of the principal and accrued interest for securities in the private placement at the private offering price. In addition, the notes had a warrant attached to purchase shares of common stock equal to their principal and accrued interest amount divided by the $2.00 per share offering price in the private placement. A value for the warrants issued in connection with the debt of $2,185,998 was recorded as a discount to the debt and an addition to equity using the Black-Scholes valuation model. Also, because the conversion price of the debt was less than the market value on the date of grant, an additional discount of $920,662 was recorded for the beneficial conversion feature. The discount relating to the warrants and the beneficial conversion feature were amortized over the term of the debt and recorded as interest expense through the date of conversion of these notes to equity during the fourth quarter of fiscal 2005. Upon conversion, the remaining unamortized discount was charged to interest expense. Total warrant discount and beneficial conversion feature recorded as interest expense was $3,185,105.

Interest expense related to the related party note payable totaled $21,063 and $0 for the years ended June 30, 2005 and 2004, respectively.

Note 5 – Stockholders’ Equity

On January 15, 2005, the Company entered into an agreement with an investment banking firm. Pursuant to the agreement, the Company conducted a private placement of its securities. The securities offered have not been registered under the Securities Act of 1933 (the “Act”) or under the securities laws of any state. The securities are “restricted securities” as defined in Rule 144 under the Act. These securities were offered pursuant to an exemption from registration and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In April and May, 2005, the Company issued units to accredited investors for cash and exchange of bridge loan notes in this private placement. Each unit consisted of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock for $2.50 per share, exercisable through April 18, 2008. Each unit was offered at $2.00 per unit. The Company received $4,988,811 in cash from certain accredited investors in exchange for 2,499,764 shares of common stock and an equal number of warrants. The Company also issued 1,507,202 shares of its common stock and an equal number of warrants in exchange for $3,014,372 bridge notes and accrued interest. The Company paid commissions of $508,134 plus a $75,000 not-accountable expense allowance to an investment banking firm, and issued warrants to this investment banking firm and another placement agent to purchase 409,281 shares of common stock, exercisable at $2.00 per share through April 18, 2008. After payment of commissions, the expense allowance and a fee to the escrow agent, the Company received net proceeds of $4,405,667. In conjunction with this closing, the Company repaid bridge notes payable with a principal balance of $160,000 and related accrued interest of $10,733 to note holders electing to be repaid rather than exchange for securities in the private placement.

The Company has an obligation to register the Series A Common Stock issued in the private placement and the shares underlying the warrants received by bridge note holders and investors in the private placement.

On November 19, 2004, the Board of Directors authorized the issuance of 200,000 shares of LTI’s Series A common stock to Lifeline Orphan Foundation. The closing price of the Company’s common stock that day was $3.25 and, accordingly, the Company recorded an expense in the consolidated statement of operations for the year ended June 30, 2005 of $650,000.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

The Company’s articles of incorporation authorize the issuance of preferred shares. However, as of June 30, 2005, none have been issued nor have any rights or preferences been assigned to the preferred shares by the Board of Directors.

Note 6 – Stock Option Grants and Warrants

Stock Option Grants – The Company has granted nonqualified share options to an employee of the Company. The options granted the right to purchase 50,000 shares of the Company’s Series A common stock at $2.50 per share and were fully vested at the date of grant. The options are not transferable and expire on May 31, 2008. Since the closing price of the Company’s common stock at the date of issuance of the grant was $8.85 per share, the Company recognized $317,500 of compensation expense in June of 2005 related to this grant.

Warrants – At June 30, 2005, 6,001,866 warrants to purchase common stock were outstanding. The warrants are at strike prices ranging between $2.00 and $2.50 with a weighted average strike price of $2.33 and expiration dates ranging from April 18, 2008 to May 31, 2008.

Subsequent to June 30, 2005, the Company entered into agreements to grant warrants to its interim CEO, a related consulting group and a marketing consultant (See note 10).

The following is a summary of stock options and warrants granted for the years ended June 30, 2005 and 2004.

	Options	Warrants	Exercise Price
Outstanding and exercisable, June 30, 2003	--	--	--
Granted	--	32,136	$ 3.11
Exercised	--	--	--
Expired	--	--	--

Outstanding and exercisable, June 30, 2004	--	32,136	3.11
Granted	50,000	--	2.50
Granted	--	6,001,866	2.33
Cancelled	--	(32,136)	3.11
Exercised	--	--	--
Expired	--	--	--

Outstanding and exercisable, June 30, 2005	50,000	6,001,866	$ 2.33

Weighted average exercise price	$ 2.50	$ 2.33
Weighted average remaining contractual life (years)	2.9	2.8
Weighted average fair value of options and warrants
granted during 2005	$ 8.85	$ 6.28

Note 7 – Fair Value of Financial Instruments

SFAS No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of June 30, 2005. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

Management has estimated the fair values of cash, accounts receivable, accounts payable, and accrued expenses to be approximately their respective carrying values reported in these financial statements because of their short maturities.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Note 8 – Income Taxes

At June 30, 2005, the Company had a net operating loss carry-forward of approximately $1,979,700 that may be offset against future taxable income, if any, until 2020. These carry-forwards are subject to review by the Internal Revenue Service.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

June 30, 2005
Deferred tax assets:
Net operating loss carry forwards	$ 658,300
Amortization of noncompete agreement	32,000
Contribution carryover	269,000
Amortization of non-compete agreement	(1,100)

Total deferred tax assets	958,200
Deferred tax liabilities	--

Net deferred tax assets before valuation allowance	958,200
Valuation allowance	(958,200)

Net deferred tax asset	--

The Company has fully reserved the tax benefit of the net deferred tax assets by a valuation allowance of the same amount, because the Company has determined that the probability of realization of the tax benefit is less than likely to occur.

The Company’s actual income tax benefit differs from the expected income tax benefit determined by applying the statutory rate (34%) to the net loss due to the following:

	June 30,
	2005	2004
Expected federal income tax benefit	$ 1,979,700	$ 88,100
Amortization of debt discount	(1,080,600)	--
Contribution of services	--	(15,400)
Stock options for services	108,000	--
Meals and entertainment	(2,400)	(1,100)
State income tax benefit	79,000	--
Change in prior year estimates	18,900	--
Change in valuation allowance	(886,600)	(71,600)

Net income tax benefit	$ --	$ --

Note 9 – Operating Lease Commitments

Effective July 1, 2004, the Company entered into a month-to-month lease for its office facilities. The office facility lease requires monthly payments of approximately $5,400. Included in such payments are charges each month for common area maintenance charges, property tax, bookkeeping, insurance and management fees. Rent expense totaled $66,968 and $0 for the years ended June 30, 2005 and 2004, respectively.

In August of 2005, the Company entered into a 36 month lease for its office facilities.  The terms of the agreement required a $35,688 prepayment of rent for 5,736 square feet, with rents ranging from $9,560 to $10,038 over the term of the lease. Associated with this lease, the Company also tendered a $30,144 security deposit which will be returned to the Company, in thirds, at the beginning of the thirteenth month, twenty-fifth month and at termination of the agreement, provided the Company does not breach any covenant set forth in the lease. The Company continues to be responsible for payments such as maintenance charges, property tax, bookkeeping, insurance and management fees.

Future minimum lease payments under the non-cancelable leases are as follows:

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Year ending June 30,
2006	$ 66,920
2007	117,358
2008	119,739
2009	10,038

$314,055

Note 10 — Events Subsequent to June 30, 2005 (Unaudited)

Officer Resigns
On July 1, 2005, William J. Driscoll resigned from his positions as Lifeline Therapeutics, Inc.‘s (the Company) president, chief executive officer, member of the Company’s executive committee, and member of the Company’s Board of Directors in order to pursue other interests. The remaining members of the Company’s management team, subject to the direction of the Board of Directors, shall handle Mr. Driscoll’s prior duties in the interim while the Company’s Board of Directors decides how to proceed with a search for a new chief executive officer. Javier Baz has been elected as Chairman of the Company’s Board of Directors.

On July 1, 2005, the Company entered into an agreement with Mr. Driscoll pursuant to which Mr. Driscoll agrees not to compete with the business activities of the Company that are in or about any anti-oxidant or anti-oxidant therapies, products or markets, or solicit any of the Company’s customers, vendors, employees, directors, or consultants for a period of three years, and agrees not to disclose or reveal to any person or entity any trade secrets or confidential information of the Company or its subsidiaries. Mr. Driscoll also appoints the Company’s Board of Directors as Mr. Driscoll’s proxy to vote, at the discretion of the Board, the shares of the Company’s A common stock, beneficially owned by Mr. Driscoll. In exchange for the foregoing, the Company will pay Mr. Driscoll $45,000, will continue to pay Mr. Driscoll a salary at his current salary level for the next fourteen months, and will continue to provide Mr. Driscoll and his family health insurance coverage under the Company’s health insurance plan for the next fourteen months.

New Chief Executive Officer
On August 5, 2005, Lifeline Therapeutics, Inc. (the “Company) hired, effective July 19, 2005, an interim Chief Executive Officer of the Company through Tatum CFO Partners, LLP (“Tatum”).

On August 5, 2005 the Company entered into an agreement, effective as of August 1, 2005, with Tatum pursuant to which this individual would serve as Chief Executive Officer of the Company and remain a partner of Tatum. In accordance with this agreement, the Company will pay this individual a salary of $1,200 a day, along with warrants to purchase 2,400 shares of common stock of the Company per month of employment with the Company. The exercise price of the warrants to be issued to this individual will have an exercise period of two years, and the exercise price of the warrants will be equal to the volume weighted average trading price for the Company’s common stock for each Friday of the month for which the warrants are due. The Company has no obligation to provide the interim CEO with any health or major medical benefits, stock, or bonus payments, however the interim CEO will be eligible for any Company employee retirement or 401(k) plan and for vacation and holidays consistent with the Company’s policies that apply to senior management.

In addition, for the period this individual is the interim Chief Executive Officer, the Company will pay Tatum a fee of $300 a day, along with warrants to purchase 600 shares of common stock of the Company per month, with terms identical to the warrants issued to the interim CEO.

The Company may terminate the agreement with Tatum at any time upon thirty days’ advance written notice. Tatum may terminate the agreement on the same terms and conditions as the Company, except that (i) any notice of termination by Tatum cannot be delivered prior to 30 days before the six-month anniversary of the effective date of the agreement, and (ii) any termination by Tatum cannot be effective before the six-month anniversary of the agreement.

Consulting Agreement
On September 1, 2005, the Company entered into an agreement, effective September 1, 2005, with Robert Sgarlata Associates, Inc. (the Consultant) to perform certain strategic marketing services for the Company. The Consultant will be compensated $7,500 per month and the Company will also issue the Consultant warrants to purchase 3,000 shares of the Company’s common stock per month, or a prorated fraction thereof, for any partial months worked. The exercise price of the warrants to be issued to the Consultant will have an exercise price equal to the Company’s ending trading price on the last Wednesday in that month or in the event that the last day of the month falls on a Wednesday, the exercise price (and grant date) will be seven days prior. The agreement contains certain conditions for termination and expires on July 30, 2006 unless either party gives 30 day prior notice of termination. Otherwise, the agreement renews for a one year period. This renewal condition also applies to subsequent periods. At no time is the Consultant entitled to employee benefits. The warrants expire on the second anniversary of the date of grant.

LIFELINE THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Chairman of the Board of Directors Compensation
On October 12, 2005, the Company and Mr. Baz, who is the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz will receive warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day.

Note 11 – Interim Financial Data (Unaudited)

The year-end adjustment that is material to the results of the fourth quarter ending June 30, 2005 is a reduction in the value used to record the shares issued in acquiring the minority interest in LNC from $9 per share to $5.31 per share as discussed in Note 3, reducing the recording of goodwill from $9,000,000 to $5,310,000. In addition, the $9,000,000 impairment charge recorded in the third quarter was reversed during the fourth quarter after the Company received an impairment analysis from an independent valuation service. The Company’s intention is to restate the third quarter interim filing to reflect these adjustments.

PART II

Information Not Required in Prospectus

Item  24. Indemnification of Directors and Officers

     The Articles of Incorporation of Lifeline Therapeutics include a provision that eliminates, to the fullest extent permitted by Colorado law, the personal liability of its directors to Lifeline Therapeutics and its shareholders for monetary damages for breach of the directors’ fiduciary duties. This limitation has no effect on a director’s liability for:

(i)	any breach of the director's duty of loyalty to the Corporation or to its shareholders;

(ii)	acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or

(iv)	any transaction from which the director directly or indirectly derived any improper personal benefit.

     Further, the indemnification rights of directors will not affect the availability of injunctions and other equitable remedies available to Lifeline Therapeutics’ shareholders for any violation of a director’s fiduciary duty to Lifeline Therapeutics or its shareholders.

     The Articles of Incorporation further authorize Lifeline Therapeutics to indemnify its officers, employees, fiduciaries or agents to the same extent as a director. Lifeline Therapeutics may also indemnify an officer, employee, fiduciary or agent who is not a director to a greater extent than is provided in the Bylaw provisions, so long as it is not inconsistent with public policy and it is provided for by general or specific action of its board of directors or shareholder’s by contract.

     The Bylaws of Lifeline Therapeutics also provide for the indemnification of directors and officers. They permit Lifeline Therapeutics to enter into indemnity agreements with individual directors, officers, employees, and other agents. These agreements, together with the Bylaws and Articles of Incorporation, may require Lifeline Therapeutics, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

     Mr. and Mrs. Driscoll have agreed to indemnify Lifeline Therapeutics and its subsidiary against certain obligations that Mr. Driscoll may have incurred. Various persons alleged that Mr. Driscoll may have promised to convey to them shares of stock of either Lifeline Therapeutics or its subsidiary, Lifeline Nutraceuticals. Mr. Driscoll has resolved these claims personally, but the risk exists that these individuals may involve Lifeline Therapeutics or its subsidiary in any attempt to resolve these issues in or outside of court. As a result, Mr. Driscoll, joined by his wife, agreed to indemnify and hold Lifeline Therapeutics and Lifeline Nutraceuticals harmless from any such claims.

     The Colorado statutes and the Bylaws provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Lifeline therapeutics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Registrant’s Articles of Incorporation	3.01
Registrant’s Bylaws	3.03

Item 25.    Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. The Selling Shareholders will pay only those expenses directly related to the transfer of their securities. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$ 13,925
Accounting fees and expenses	$ 32,000
Legal fees and expenses	$ 35,000
Printing fees and expenses	$ 5,000
Blue-sky fees and expenses	$ 15,000
Transfer agent and registrar fees and expenses	$ 2,000

Fees to be paid by Selling Security Holders	$ 0
Total to be paid by Lifeline	$102,925

Item  26. Recent Sales of Unregistered Securities

October 2004 Reorganization

     On October 26, 2004, the Company completed a Plan and Agreement with Lifeline Nutraceuticals Corporation (“Lifeline Nutraceuticals”) whereby the shareholders holding approximately 81% of the outstanding stock of Lifeline Nutraceuticals exchanged their stock in Lifeline Nutraceuticals for 15,385,110 shares of newly issued stock in the Company. The newly issued shares represent approximately 94% of the outstanding stock of the Company.

     In addition the Company exchanged $240,000 in new promissory notes for a like amount of convertible debt obligations of Lifeline Nutraceuticals. The new promissory notes contain the same privilege as the original notes to convert to shares of stock in the Company at the rate of fifty cents per share. All note holders have converted their debt into a total of 536,081 shares of common stock.

     The Company also exchanged $559,000 in new promissory notes for a like amount of bridge note obligations of Lifeline Nutraceuticals and raised a total of $3,104,000. The bridge notes bear interest at 10% per annum and are due the earlier of six months from the date of the exchange or the closing of the first $1,000,000 of the Company’s proposed private placement offering. The bridge note holder also received warrants to purchase common stock to be issued in the private placement equal to the principal amount plus interest divided by the per-share offering price, with an exercise price equal to the offering pricing. The warrants are exercisable for a period of three years after the closing of the offering. All but $160,000 were exchanged for shares of common stock and Unit Warrants. The remaining debt plus interest was paid off using the cash proceeds from the private placement.

     The Company used no underwriter to complete this transaction. No finders’ fee, commission, or other compensation was paid. The persons who received the Company’s securities are all persons who represented to the Company that they were accredited investors and who were previously securities holders associated with Lifeline Nutraceuticals.

     The Company relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. The Company did not engage in any public advertising or general solicitation in connection with this transaction. The Company provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with the Company’s reports filed with the Securities and Exchange Commission, press releases, access to the Company’s auditors, and other financial, business, and corporate information. Based on the Company’s investigation, the Company believes that the accredited investors obtained all information regarding the Company they requested, received answers to all questions the posed, and otherwise understood the risks of accepting the Company’s securities for investment purposes.

Acquisition of remaining portion of Lifeline Nutraceuticals

     On March 10, 2005, the Company issued 1,000,000 shares of its restricted Series A Common Stock to acquire the remaining 19% interest in Lifeline Nutraceuticals Corporation (“LNC”) from a single sophisticated investor. No fee was paid to any underwriter, placement agent, or finder. The securities were issued to a single sophisticated investor who had significant prior experience with LNC. The Company received no cash proceeds as a result of the issuance of the shares. The investor assigned to LTI 4,500,000 shares he owned in LNC (approximately 19%) in consideration for the 1,000,000 shares.

     The Company relied on the exemption from registration provided by Sections 4(2) of the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information, and the investor was represented by his personal counsel in the transaction. Based on our investigation, we believe that the investor obtained all information regarding LTI that he requested, received answers to all questions he and his advisors posed, and otherwise understood the risks of accepting our securities for investment purposes.

April 2005 private placement closing

     On April 19, 2005, the prior commitment to issue common stock purchase warrants (the “Bridge Warrants”) to holders of bridge financing notes (“Bridge Notes”) issued by Lifeline Therapeutics, Inc. (“Lifeline”) was quantified. The transaction was completed effective April 18, 2005. Lifeline issued Bridge Warrants to purchase 1,592,032 shares of Series A Common Stock exercisable at $2.00 per share through April 18, 2008 to all persons who were previously holders of Bridge Notes that Lifeline had issued during 2004 and in January and February 2005.

     There was no principal underwriter in the transaction for the issuance of the Bridge Warrants. As previously disclosed, placement agents did assist in the placement of the Bridge Notes, but their activities were not relevant to the issuance of the Bridge Warrants. The prior purchasers of the Bridge Notes, and therefore the persons to whom the Bridge Warrants were issued, were all accredited investors as defined in Section 2(a)(15) of the Securities Act of 1933 (the “1933 Act”) and Rules 215 and 501(a) thereunder. Lifeline relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of the Bridge Warrants, as well as Regulation D.

     On April 18, 2005, Lifeline received $2,659,000 in cash and $2,469,536 in cancellation of indebtedness from certain persons holding Bridge Notes. The transaction was completed effective April 18, 2005. To complete the transaction, Lifeline issued: (i) 2,564,297 shares of Series A Common Stock at a price of $2.00 per share; and (ii) Warrants (“Unit Warrants”) to purchase 2,564,297 shares of Series A Common Stock exercisable at $2.50 per shares through April 18, 2008. Of the total amount raised, we received $2,659,000 in cash, for which we issued 1,329,500 shares of Series A Common Stock and an equal number of Unit Warrants. The remaining shares of Series A Common Stock and Unit Warrants were issued in exchange for the cancellation of the indebtedness represented by the Bridge Notes. Lifeline relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of the Bridge Warrants, as well as Regulation D.

     The placement agent for the transaction was Keating Investments, LLC, 5251 DTC Parkway, Suite 1090, Greenwood Village, Colorado 80111 (“Keating”). Each of the purchasers were accredited investors as defined in Section 2(a)(15) of the 1933 Act and Rules 215 and 501(a) thereunder. Lifeline Therapeutics paid Keating $265,900 in commissions and $75,000 non-accountable expense allowance. Lifeline also issued to the Placement Agent warrants to purchase 159,255 shares of Series A Common Stock exercisable at $2.00 per share through April 18, 2008. An additional 117,500 warrants were issued relating to bridge note conversions.

     On April 18, 2005, Lifeline Therapeutics also completed the exchange of the principal of (in the amount of $240,000) and interest on (in the amount of $28,040) certain outstanding convertible notes (the “Convertible Notes”). Lifeline Therapeutics issued 536,081 shares of its Series A Common Stock to the holders of the Convertible Notes pursuant to the terms of those Convertible Notes that Lifeline Therapeutics had issued during 2003 and early 2004. There was no principal underwriter in the transaction for the issuance of the Common Stock to the holders of the Convertible Notes; previously there was no placement agent in connection with the issuance of the Convertible Notes. The prior purchasers of the Convertible Notes, and therefore the persons to whom the Series A Common Stock were issued, were all accredited investors as defined in Section 2(a)(15) of the 1933 Act) and Rules 215 and 501(a) thereunder. The Company relied on the exemption from registration provided by Sections 4(2) and 4(6) under the 1933 Act for the issuance of Common Stock in exchange for the Convertible Notes, as well as Regulation D.

May 2005 private placement closing

     On May 16, 2005, Lifeline Therapeutics received $2,326,627 in cash from certain accredited investors and $544,804 in cancellation of indebtedness from certain persons holding Bridge Notes. To complete the transaction, the Company issued 1,435,719 shares of Series A Common Stock at a price of $2.00 per share and Warrants (“Unit Warrants”) to purchase 1,435,719 shares of Series A Common Stock exercisable at $2.50 per share until their expiration date, April 18, 2008. Of the total amount raised, we received $2,326,627 in cash, for which we issued 1,163,314 shares of Series A Common Stock and an equal number of Unit Warrants. The remaining shares of Common Stock and Unit Warrants were issued in exchange for the cancellation of the indebtedness represented by the Bridge Notes. Lifeline relied on the exemption from registration provided by Section 4(2) under the 1933 Act for the issuance of the Series A Common Stock and the Unit Warrants, as well as Regulation D.

     The placement agent for the transaction was Keating. Lifeline paid Keating $232,663 in commissions with no further non-accountable expense allowance. (Lifeline previously paid Keating a $75,000 non-accountable expense allowance as described in a Form 8-K reporting an event of April 18, 2005.) Lifeline also issued to Keating warrants to purchase 127,526 shares of Common Stock exercisable at $2.00 per share until their expiration date, April 18, 2008.

Employee options

     On May 13, 2005, Lifeline Therapeutics offered its director of marketing options to acquire 50,000 shares of its common stock at an exercise price of $2.50 per share, exercisable through May 31, 2008. The effective date of these options is the later of her acceptance of the options or her commencement of employment. Her start date was May 23, 2005, and she accepted the options as of that date. There was no underwriter involved in the transaction, and the options were issued pursuant to the exemption from registration contained in Sections 4(2) and 4(6) of the 1933 Act.

     Pursuant to an agreement with Tatum CFO Partners, LLP dated August 5, 2005 concerning our interim Chief Executive Officer we issued the following warrants: (i) warrants to purchase 936 shares of our common stock to Brenda March and warrants to purchase 234 shares to Tatum CFO Partners, LLP with exercise prices equal to $9.85 per share, (ii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $7.82 per share, (iii) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with exercise prices equal to $5.83 per share, (iv) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.93 per share, (v) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $3.90 per share, and (vi) warrants to purchase 2,400 shares to Brenda March and warrants to purchase 600 shares to Tatum CFO Partners, LLP with the exercise prices equal to $2.03 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     On October 12, 2005, the Company and Mr. Baz, who is the Chairman of the board of directors, agreed that Mr. Baz will continue to serve as Chairman of the board of directors from October 1, 2005 through September 30, 2006 with the following compensation (in addition to the cash compensation being paid to him as a director and a member of the executive committee of the board of directors): for each month, Mr. Baz will receive warrants to purchase 10,000 shares of our common stock at an exercise price equal to the volume weighted average trading price of our common stock on the Wednesday of each month that immediately precedes the last Thursday of that month. If that Wednesday is not a trading day, then the exercise price will be equal to the volume weighted average trading price on the first trading day immediately preceding that Wednesday. Each warrant will be issued at the close of business on the trading day on which its exercise price is determined, and it will expire at the close of business on the second anniversary of that trading day. Pursuant to this agreement, (i) on October 26, 2005, we issued warrants to purchase 10,000 shares of common stock for $3.59 per share, (ii) on November 23, 2005 we issued warrants to purchase 10,000 shares of common stock for $3.54 per share, and (iii) on December 28, 2005 we issued warrants to purchase 10,000 shares of common stock for $1.98 per share. There was no underwriter involved in the transactions, and the warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     Pursuant to an employment agreement with Stephen K. Onody dated November 28, 2005 we issued options to purchase 1,000,000 shares of our common stock to Stephen K. Onody with the exercise price equal to $3.47. 1/3 of the stock option shall vest upon the weighted average trading price of the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, to the extent not previously vested, 1/3 of the stock option shall vest on the 11/28/06, and the remaining 2/3 shall vest quarterly in eight equal installments, beginning ninety days after 11/28/06 and ending on 11/28/08. There was no underwriter involved in the transactions, and the options were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     Pursuant to an employment agreement with Gerald J. Houston dated January 4, 2006 we issued options to purchase 240,000 shares of our common stock with a purchase price equal to $2.00 per share. 1/3 of the stock option shall vest upon the weighted average trade price for the Company’s common stock for 90 days reaching each of $8.00, $14.00, and $18.00. Notwithstanding the foregoing, 1/3 of the stock option shall vest on January 4, 2007, and the remaining 2/3 shall vest quarterly in eight equal installments, beginning 90 days after January 4, 2007 and ending on January 4, 2009. there was no underwriter involved in the transaction, and the options were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

EXHIBITS

ITEM 27 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Title
2.01	Plan of Reorganization between Lifeline Nutraceuticals and Yaak River Resources, Inc. dated
September 21, 2005 (1)
2.02	Settlement and Release Agreement and Plan of Reorganization dated March 10,
2005, between Lifeline Therapeutics and Michael Barber (2)
3.01	Articles of Incorporation(4)
3.02	Amendment to Registrant’s Articles of Incorporation (5)
3.03	Registrant’s Amended and Restated Bylaws (3)
5.01	Opinion as to the Validity of the Securities
10.01*	Form of Unit Warrant Certificate
10.02*	Form of Bridge Warrant Certificate
10.03	Form of Placement Agent Warrant Certificate
10.04*	Secured Indemnification Agreement dated February 21, 2005 by and among the Company and William J. Driscoll and Rose Mary Driscoll
10.05	Agreement with Keating Securities
10.06	Agreement with The Scott Group
10.07	Employment Agreement with Stephen K. Onody dated November 28, 2005(6)
10.08	Employment Agreement with Gerald J. Houston dated January 4, 2006 (7)
10.09	2006 Stock Option Plan
21.01*	List of subsidiary
23.01	Consent of independent registered public accounting firm
23.02	Consent of Patton Boggs LLP (see Exhibit 5.01)

* Previously Filed.

(1)	Filed with Lifeline Therapeutics’ Current Report of Form 8-K (File No. 000-30489), dated September 22, 2004 and incorporated herein by reference.
(2)	Filed with Lifeline Therapeutics’ Current Report of Form 8-K (File No. 000-30489), dated March 11, 2005 and filed March 14, 2005, and incorporated herein by reference.
(3)	Filed with Lifeline Therapeutics’ Current Report of Form 8-K (File No. 000-30489), dated October 27, 2004 and filed October 27, 2004 and incorporated herein by reference.
(4)	Filed with Lifeline Therapeutics’ Registration Statement on Form S-18, Registration No. 33-28106 effective July 21, 1989 and incorporated herein by reference.
(5)	Filed with Lifeline Therapeutics’ Annual Report on Form 10-KSB for fiscal year ended December 31, 1992 and incorporated herein by reference.
(6)	Filed with Lifeline Therapeutics’ Current Report of Form 8-K (File No. 000-30489), dated November 29, 2005 and incorporated herein by reference.
(7)	Filed with Lifeline Therapeutics’ Current Report on Form 8-K (File No. 000-30489), dated January 4, 2006 and incorporated herein by reference.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

2.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	Include any additional or changed material information on the plan of distribution.

3.

For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

4.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

5.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

6.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Englewood, State of Colorado, on February 3, 2006.

LIFELINE THERAPEUTICS, INC. Colorado corporation By: /s/ Stephen K. Onody Stephen K. Onody Its: Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Stephen K. Onody and Gerald J. Houston, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By: /s/ Stephen K. Onody	February 3, 2006
Stephen K. Onody
Chief Executive Officer
and Director
(Principal Executive Officer)
By: /s/ Gerald J. Houston	February 3, 2006
Gerald J. Houston
Chief Financial Officer
(Principal Financial Officer)

II-7

By: /s/ H. Leigh Severance	January 30, 2006
H. Leigh Severance
Director
By: /s/ Javier W. Baz	January 30, 2006
Javier W. Baz
Director
By: /s/ James D. Crapo	January 30, 2006
James D. Crapo
Director
By: /s/ James J. Krejci	January 30, 2006
James J. Krejci
Director
By: /s/ William L. Lister	January 30, 2006
William L. Lister
Director
By: /s/ John B. Van Heuvelen	January 30, 2006
John B. Van Heuvelen
Director